- -------------------------------------------------------------------
- -------------------------------------------------------------------


                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of The Securities Exchange Act of 1934




        Date of Report:                           January 24, 1995
(Date of earliest event reported)




                     BROWNING-FERRIS INDUSTRIES, INC.
            (Exact name of registrant as specified in charter)



                       Commission file number 1-6805




          Delaware                            74-1673682
  (State of Incorporation)    (I.R.S. Employer Identification No.)

        757 N. Eldridge
        Houston, Texas                               77079
(Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number, including area code: (713) 870-8100

- ------------------------------------------------------------------
- ------------------------------------------------------------------


Item 2.   Acquisition or Disposition of Assets.

On September 20, 1994, BFI Acquisitions plc ("BFI (UK)"), a company incorporated in England and an indirect wholly-owned subsidiary of Browning-Ferris Industries, Inc, a Delaware corporation (the "Registrant"), announced that it would make a tender offer to purchase all of the outstanding ordinary shares, par value 5 pence per share ("Ordinary Shares"), including Ordinary Shares represented by American Depositary Receipts ("ADRs"), of Attwoods plc, a public limited company incorporated in England ("Attwoods"), and all of the outstanding 8.5 pence guaranteed redeemable convertible preference shares, par value 5 pence per share ("Preference Shares"), of Attwoods (Finance)
N.V., a finance subsidiary of Attwoods.   BFI (UK) also announced
that it had entered into agreements with Laidlaw Inc.("Laidlaw"), which included an option to purchase 84,270,906 Ordinary Shares (representing approximately 29.8% of the outstanding Ordinary Shares) for 109 pence per share and 47,856,351 Preference Shares (representing approximately 72.9% of the outstanding Preference Shares) for 85 pence per share. The offers were made on October 3, 1994, and subsequently revised on November 17, 1994. The final offer ("Ordinary Offer") for the Ordinary Shares (including
ADRs) consisted of 116.75 pence per Ordinary Share (583.75 pence per ADR) plus a pro rata entitlement to 80% of the Net Proceeds (as defined) in excess of $56.8 million arising from the sale of the portable sanitation and accommodation business of Attwoods in continental Europe, primarily Germany. In addition, holders of Ordinary Shares (including Ordinary Shares represented by ADRs) were entitled to receive the final dividend of 3.25 pence per share paid on February 1, 1995. The final offer ("Preference Offer") for the Preference Shares was 92 pence per share. The offers were subject to satisfaction of various conditions, including acceptance of the offers by the holders of at least 50% of the Ordinary Shares and 50% of the Preference Shares.

On December 2, 1994, BFI (UK) announced that all conditions to the offers had been satisfied and that holders of 160,015,096 Ordinary Shares (representing approximately 56.55% of the outstanding Ordinary Shares) and 53,031,507 Preference Shares (representing approximately 80.77% of the outstanding Preference Shares) had accepted the offers. BFI (UK) purchased such shares and extended the offers. The Preference Offer was terminated on January 11, 1995, at which time BFI (UK) had purchased 54,693,403 Preference Shares (approximately 83.3% of the outstanding Preference Shares). The Ordinary Offer has been extended to March 23, 1995.

On January 24, 1995, BFI (UK) initiated the compulsory acquisition process under the Companies Act 1985 of the U.K., pursuant to which BFI (UK) can compel the holders of the outstanding Ordinary Shares to sell such shares to BFI (UK) pursuant to the terms of the Ordinary Offer. On February 1, 1995, BFI (UK) caused Attwoods (Finance) N.V. to give notice of the redemption of the remaining outstanding Preference Shares as of March 1, 1995. As of January 25, 1995, BFI (UK) had acquired
277,818,994 Ordinary Shares (approximately 98.06% of the outstanding Ordinary Shares) and 54,693,403 Preference Shares
(approximately 83.3% of the outstanding Preference Shares). Upon completion of the compulsory acquisition of the remaining outstanding Ordinary Shares and the redemption of the remaining outstanding Preference Shares, the aggregate acquisition price will be approximately $612 million (including purchases in pounds converted at exchange rates prevailing on December 31, 1994 of $1.565 dollars per pound), not including any expenses incurred in connection with the offers.

Financing for the purchase of the Ordinary Shares and the Preference Shares has been provided by a consortium of banks pursuant to a credit agreement with BFI (UK), the Registrant, and other subsidiaries of the Registrant. Credit Suisse has acted as the Arranging Bank for the banks under the Credit Agreement.

Attwoods is a provider of waste management services in the United States, the United Kingdom and Europe, including collection, transportation, recycling, and disposal of commercial, municipal and residential solid waste. In addition, Attwoods has mineral extraction operations in the United Kingdom.


Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Following are the consolidated financial statements of Attwoods plc, including the related notes and other information, derived from its 1994 Annual Report to Shareholders.

                         Index of Financial Information

                              FOR INFORMATION ONLY

           Consolidated Profit and Loss Account stated in US dollars Consolidated Balance Sheet stated in US dollars

                             STATUTORY INFORMATION

           Extract from the Report of the Directors
           Report of the Auditors
           Consolidated Profit and Loss Account
           Consolidated Statement of Total Recognised Gains and Losses Consolidated Statement of Movements in Equity Shareholders' Fund Consolidated Balance Sheet
           Company Balance Sheet
           Consolidated Cash Flow Statement
           Statement of Accounting Policies
           Notes to the Accounts
           Five Year Financial Record

Consolidated Profit and Loss Account
For the year ended 31 July 1994

STATED IN US DOLLARS
                                         Discon-
                          Continuing     tinued
                          operations operations
                             31 July    31 July   31 July  31 July   31 July
                                1994       1994      1994     1993      1992
                               $'000      $'000     $'000    $'000     $'000
- -----------------------------------------------------------------------------
Revenues                    546,031     28,458   574,489   652,418   608,236

Direct expenses            (410,873)   (30,940) (441,813) (513,788) (462,892)
- -----------------------------------------------------------------------------
Gross income/(loss)         135,158     (2,482)  132,676   138,630   145,344

Exceptional items           (18,585)     4,633   (13,952)   (3,200)   (9,457)

Other SG & A expenses       (88,112)    (2,151)  (90,263)  (88,710)  (80,153)
- -----------------------------------------------------------------------------
Operating income             28,461        ---    28,461    46,720    55,734

Other income/(expense)          340     (1,531)   (1,191)   13,305     1,005

Loss on sale of business        ---   (127,315) (127,315)      ---       ---

Release of provision/           ---    130,977   130,977  (134,992)      ---
(provision for loss
on sale of business)

(Loss)/income on disposal      (842)     (827)    (1,669)    4,071     2,542
of fixed assets

Loss from interests in       (2,161)      (17)    (2,178)   (2,387)     (944)
associated undertakings
- -----------------------------------------------------------------------------
Income/(loss) on ordinary    25,798      1,287    27,085   (73,283)   58,337
activities before interest

Guaranteed redeemable        (7,643)       ---    (7,643)   (8,146)   (9,211)
convertible preference
stock interest

Other net interest           (4,446)      (789)   (5,235)   (7,709)   (4,343)
- -----------------------------------------------------------------------------
Income/(loss) on ordinary    13,709        498    14,207   (89,138)   44,783
activities before taxes

Taxes on income/(loss)       (5,161)       ---    (5,161)  (13,710)  (13,952)
on ordinary activities
- -----------------------------------------------------------------------------
Income/(loss) on ordinary     8,548        498     9,046  (102,848)   30,831
activities after taxes

Minority equity interests      (913)       ---      (913)     (573)        9
- -----------------------------------------------------------------------------
Net income/(loss)             7,635        498     8,133  (103,421)   30,840

Ordinary dividends paid     (21,243)       ---   (21,243)  (22,477)  (25,173)
and proposed
- -----------------------------------------------------------------------------
Retained (loss)/income      (13,608)       498   (13,110) (125,898)    5,667
for the financial year
- -----------------------------------------------------------------------------
Basic earnings/(loss)         $0.13                $0.14    $(1.83)    $0.61
per ADS
- -----------------------------------------------------------------------------
Normalised earnings per
ADS from continuing                                $0.39     $0.65     $0.84
operations
- -----------------------------------------------------------------------------

Each American Depositary Share (ADS) represents five ordinary shares.


ADSs are evidenced by American Deposity Receipts (ADRs).

The above represents the Group consolidated profit and loss accounts as set out in the Consolidated Profit and Loss Account stated in Pounds, prepared using UK GAAP.

The continuing operations have been translated at the average rate for the year of $1.4995 (1993 - $1.5914, 1992 - $1.7844).

The discontinued operations have been translated at the average rate up and until disposal of $1.4898 (1993 - $1.5914, except for the disposal provision which was translated at the 1993 year and rate of $1.4830).



Consolidated Balance Sheet
At 31 July 1994


STATED IN US DOLLARS                        31 July     31 July     31 July
                                               1994        1993        1992
                                              $'000       $'000       $'000
- ----------------------------------------------------------------------------
Fixed assets

Tangible assets                             368,090     421,945     446,402

Investments                                  46,795      47,312      55,039
- ----------------------------------------------------------------------------
                                            414,885     469,257     501,441
- ----------------------------------------------------------------------------
Current assets

Inventory                                    10,099     101,109      88,315

Receivables                                 117,209     117,600     114,640

Investments                                      57          55          69

Cash at bank and in hand                      4,471      18,259      64,749
- -----------------------------------------------------------------------------
                                            131,836     237,023     267,773
- -----------------------------------------------------------------------------
Payables (amounts falling due
within one year)

Debt finance                                (12,435)    (40,683)    (39,982)

Trade and other payables                   (113,618)   (120,179)   (127,000)
- -----------------------------------------------------------------------------
                                           (126,053)   (160,862)   (166,982)
- -----------------------------------------------------------------------------
Net current assets                            5,783      76,161     100,791
- -----------------------------------------------------------------------------
Total assets less current                   420,668     545,418     602,232
liabilities
- -----------------------------------------------------------------------------
Payables (amounts falling due
after more than one year)

Debt finance                               (145,743)   (162,670)   (169,745)

Guaranteed redeemable convertible
preference stock                           (110,794)   (107,633)   (140,602)
- ----------------------------------------------------------------------------
                                           (256,537)   (270,303)   (310,347)
- -----------------------------------------------------------------------------
Provisions for liabilities
and charges

Deferred tax                                (16,453)    (22,429)    (29,733)

Other provisions                                 --     (90,785)         --
- -----------------------------------------------------------------------------
                                            (16,453)   (113,214)    (29,733)
- ----------------------------------------------------------------------------
                                            147,678     161,901     262,152
- -----------------------------------------------------------------------------
Equity stockholders' funds - gross          426,016     426,236     658,646

Goodwill written off                       (279,634)   (265,640)   (398,221)
- -----------------------------------------------------------------------------
Equity stockholders' funds - net            146,382     160,596     260,425

Minority equity interests                     1,296       1,305       1,727
- -----------------------------------------------------------------------------
                                            147,678     161,901     262,152
- -----------------------------------------------------------------------------

The above represents the Group consolidated balance sheet as set out in the Consolidated Balance Sheet stated in Pounds translated at the year-end rate of $1.5366
(1993 - $1.4830, 1992 - $1.9250).



Extract from the Report of the Directors
For the year ended 31 July 1994

PRINCIPAL ACTIVITIES AND GROUP STRUCTURE

The principal activities of the Group comprise waste management services in the United Kingdom, the United States of America, the Caribbean, Latin America, the Middle East and Mainland Europe and mineral extraction in the United Kingdom. Until 29 October 1993 the Group was also engaged in recyclables processing in the United States. This business was discontinued from that date. The principal subsidiary companies are set out in note 8 of the Notes to the Accounts.

POST BALANCE SHEET EVENTS

On 20 September 1994, Browning-Ferris Industries Inc. announced its intention to make an offer to the ordinary and preference shareholders of Attwoods plc and Attwoods (Finance) NV, respectively. Your Board believes that this offer is not in the best interests of the Company or its shareholders.

SHARE CAPITAL

The authorised share capital of the Company is 19,000,000 Pounds.

   Movements in the issued share capital of the Company since 1 August 1991 are set out in note 20 of the Notes to the Accounts.

ACQUISITIONS AND DISPOSALS

Details of the Group's acquisitions and disposals during the course of the year are set out in note 23 of the Notes to the Accounts.

DIVIDENDS

The Directors have paid or recommended payment of the following ordinary dividends:

                                            31 July     31 July     31 July
                                               1994        1993        1992
                                             Pounds      Pounds      Pounds
                                               '000        '000        '000
- -----------------------------------------------------------------------------
Additional dividends relating to
the years ended 31 July 1993,
31 July 1992 and 31 July 1991                    20          22          45

Interim of 1.75p (1993 and
1992 - 1.75p) net per share
- - paid on 1 August 1994                       4,951       4,935       4,920

Final of 3.25p (1993 and
1992 - 3.25p) net per share
calculated on the shares in
issue at 31 July 1994 -
proposed and, if approved,
payable 1 February 1995                       9,196       9,167       9,142
- -----------------------------------------------------------------------------
If the recommended dividend is approved, a retained loss of 8,741,000 Pounds will be deducted from Group reserves.

MOVEMENT IN TANGIBLE FIXED ASSETS

The movements in tangible fixed assets during the year are set out in note 7 of the Notes to the Accounts.

RESPONSIBILITY

The Directors of Attwoods, excluding the representatives of Laidlaw Inc. (Messrs Cairns, Bullock and Haworth) accept responsibility for the information contained in this document. To the best of the knowledge and belief of those Directors, who have taken all reasonable care to ensure that such is the case, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

DIRECTORS' INTERESTS IN SHARES

The interests, as defined by the Companies Act 1985, of the Directors in the shares of the Company and in the guaranteed redeemable convertible preference shares of Attwoods (Finance) NV are as follows:
- ----------------------------------------------------------------------------
                                                   1 August 1993
                        31 July 1994               (*or date of appointment)
                                        Attwoods                  Attwoods
                                        (Finance)                 (Finance)
                        The Company           NV   The Company          NV
- ----------------------------------------------------------------------------
                                      Guaranteed                 Guaranteed
                                      redeemable                 redeemable
                                     convertible                convertible
                           Ordinary   preference      Ordinary   preference
                             shares       shares        shares       shares

The Lord Lane of Horsell      10,000          ---        10,000          ---
M K Foreman                  780,536          ---       780,536          ---
E D Johnson                   14,450          ---        14,450          ---
T J Penfold                  158,450       10,000       158,450       10,000
M H J Radcliffe                2,000          ---           ---*         ---*
- ----------------------------------------------------------------------------
In addition Messrs J R Bullock, I R Cairns and L W Haworth had a non-beneficial interest in 84,270,906 ordinary shares of the Company and 47,856,351 guaranteed redeemable convertible preference shares of Attwoods (Finance) NV at both of the above dates by virtue of them being officers of Laidlaw Inc.

Other than the above, the Directors had no non-beneficial interests in the shares of any company in the Group.

During the period 1 August 1994 to 14 October 1994 there have been no changes in the interests of Directors in the share capital of any company in the Group.

DIRECTORS' INTERESTS IN SHARE OPTIONS
- ----------------------------------------------------------------------------
           Number of options
                                                        Date from
Directors    At    During the year      At    Exercise    which      Expiry
  names    1.8.93 Granted Exercised  31.7.94   price    exercisable    date
- -----------------------------------------------------------------------------

M K       233,348                   233,348  197.087p    22.12.92    22.12.99
Foreman            100,000          100,000  112.000p     27.4.97     27.4.04

E D       100,000                   100,000  117.000p     28.4.95     28.4.99
Johnson             75,000           75,000  112.000p     27.4.97     27.4.01

T J        33,355                    33,355   96.238p    25.11.90    25.11.97
Penfold    93,340                    93,340  197.087p    22.12.92    22.12.99
           80,000                    80,000  117.000p     28.4.95     28.4.02
                    75,000           75,000  112.000p     27.4.97     27.4.04
- ----------------------------------------------------------------------------
No options lapsed during the year. The market price of the shares at 31 July 1994 was 118p and the range during the financial year was 103p to 164p with an average price over the period of 129.03p.

SUBSTANTIAL SHAREHOLDERS

Pursuant to section 198 of the Companies Act 1985, the Directors have been notified of the following interests amounting to 3% or more of the issued ordinary share capital of the Company at 14 October 1994:

                                            Number of    % of issued ordinary
                                      ordinary shares           share capital

Laidlaw Inc                                84,270,906                   29.78
Templeton International                    39,567,480                   13.98
FMR Corp                                   34,356,900                   12.14


Under an option agreement between BFI Acquisitions plc, a subsidiary of Browning-Ferris Industries Inc., and Laidlaw Inc., Browning-Ferris Industries Inc. and BFI Acquisitions plc have also notified the Company of their interest in the 84,270,906 ordinary shares held by and on behalf of Laidlaw Inc.

DIRECTORS' INTERESTS IN CONTRACTS

None of the Directors had any material interest in any contract to which the Company or any subsidiary was a party during the year, except as disclosed in note 2(b) of the Notes to the Accounts.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

During the year the Company purchased insurance cover on behalf of its Directors and certain officers against certain liabilities that may arise in respect of the Group's activities.

EMPLOYEES

The Group has employed disabled staff and currently has registered disabled people in its service. Within the limitations of the work available and the extent of the disability, the Group will continue to recruit disabled persons.

The Group is committed to maintaining the co-operation and involvement of its employees in the future of the business.

This is achieved through regular consultation with employees at the appropriate levels.

Share option schemes have been established following approval by the shareholders of the Company.

CLOSE COMPANY STATUS

The Directors consider that, on the information available, the Company is not a close company, as defined in the Income and Corporation Taxes Act 1988.

DONATIONS

During the year the Group made donations for charitable purposes in the United Kingdom amounting to 13,000 Pounds (1993 - 17,000 Pounds) and made no political contributions (1993 - Pounds Nil).

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and the Group and of the profit or loss of the Group for that period. In preparing those financial statements, the Directors are required to:

- -    select suitable accounting policies and apply them consistently;

- -    make judgements and estimates that are reasonable and prudent;

- -    state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

- -    prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and hence taking reasonable steps for the prevention and detection of fraud and other irregularities.

CORPORATE GOVERNANCE

The Company has, throughout the year, complied with the Code of Best Practice published in December 1992 by the Committee on the Financial Aspects of Corporate Governance, except in respect of the two matters where guidance for companies has not yet been issued and with which the Committee recognises that companies are, as yet, unable to comply.

SPECIAL BUSINESS AT FORTHCOMING ANNUAL GENERAL MEETING

The special business is that transacted each year to renew Directors' allotment authorities which would otherwise expire. The amount of share capital to which such authorities (if approved) apply is not materially different from that of last year, but is increased by reference to the amount of share capital issued during the year and referred to in note 20 of the Notes to the Accounts.

Resolution 8 - General Power to Allot. This resolution (if passed) will give the Board authority until the next Annual General Meeting to issue share capital up to an amount equal to one third of the current issued share capital of the Company. The duration of this authority extends beyond the next Annual General Meeting in respect of any agreement that the Company enters into prior to the next Annual General Meeting, pursuant to which it may allot shares in the Company.

Resolution 9 - Disapplication of Pre-emption Rights. This resolution (if passed) will empower the Directors to allot ordinary shares in the Company for cash without first offering them to existing shareholders on a pro rata basis. The authority sought is limited to the following issues of equity securities:

(a) any amount pursuant to a rights issue to holders of equity securities (except shareholders with a registered address outside the United Kingdom where it would be impracticable or unlawful) in proportion to their respective entitlements to such securities (excluding fractional entitlements);

(b) any amount required to be allotted on the redemption of guaranteed redeemable convertible preference shares of Attwoods (Finance) NV;

(c) (otherwise than pursuant to (a) or (b) above) any amount not exceeding in nominal value 707,376.80 Pounds representing 5% of the current issued ordinary share capital of the Company.

AUDITORS

On 1 October 1994 our auditors, BDO Binder Hamlyn, joined the Arthur Andersen worldwide organisation and now practice in the name, Binder Hamlyn. They have signed their audit report in their new name. In accordance with Section 385 of the Companies Act 1985, a resolution proposing that Binder Hamlyn be re-appointed as auditors of the Company will be put to the Annual General Meeting.

APPROVAL OF THE EXTRACT FROM THE REPORT OF THE DIRECTORS

The Extract from the Report of the Directors was approved by the Directors on 14 October 1994.


By order of the Board
Robert A Searby
Company Secretary

14 October 1994



Report of the Auditors

INTRODUCTION

Binder Hamlyn's unqualified audit report on the financial statements is set out below. In response to Attwoods' decision to provide, in one document, financial statements prepared in accordance with UK generally accepted accounting principles but incorporating all UK and US required disclosures and including a summary of differences between UK and US generally accepted accounting principles, the Binder Hamlyn audit report encompasses the differing requirements of UK and US regulations.

AUDITORS' REPORT TO THE MEMBERS OF ATTWOODS plc

We have audited the Consolidated Profit and Loss Account (stated in Pounds), Consolidated Statement of Total Recognised Gains and Losses, Consolidated Statement of Movements in Equity Shareholders' Funds, Consolidated Balance Sheet (stated in Pounds), Company Balance Sheet, Consolidated Cash Flow Statement, Statement of Accounting Policies and the Notes to the Accounts, which have been prepared on the basis of the accounting policies set out in the Statement of Accounting Policies, and which include the summary of differences between UK and US generally accepted accounting principles in notes 31, 32, 33, 34 and 35 of the Notes to the Accounts.

Respective responsibilities of directors and auditors

As described in the Extract of the Report of the Directors the Company's Directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the UK Auditing Practices Board and with auditing standards generally accepted in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

United Kingdom opinion

In our opinion the financial statements give a true and fair view of the state of affairs of the Company and the Group at 31 July 1994 and of the profit of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

United States opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Group at 31 July 1994, 1993 and 1992 and the results of its operations and cash flows for each of the three years in the period ended 31 July 1994 in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income for each of the three years in the period ended 31 July 1994 and consolidated shareholders' equity at 31 July 1994, 1993 and 1992 as shown in the summary of differences between UK and US generally accepted accounting principles.

Binder Hamlyn                              20 Old Bailey, London EC4M 7BH
Chartered Accountants, Registered Auditors                24 October 1994

AUDITORS' REPORT TO THE DIRECTORS OF ATTWOODS plc

Report on the Directors' Statement of Compliance with the Code of Best
Practice

We have reviewed the statement by the Company's Directors set out in the Extract of the Report of the Directors concerning the Company's compliance with the Code of Best Practice published in December 1992 by the Committee on the Financial Aspects of Corporate Governance, insofar as it relates to the paragraphs of the Code which the London Stock Exchange has specified for our review.

The purpose of the Directors' statement is to give readers information which assists them in forming their own views regarding the governance of the Company. It is our responsibility to review the statement, insofar as it relates to the specified paragraphs, and to draw attention to any aspects of the Company's non-compliance with the Code which the Directors may not have properly disclosed.

Our review was carried out having regard to the Bulletin "Disclosures relating to corporate governance" issued by the Auditing Practices Board. Our review consisted of making enquiries of certain Directors and officers of the Company and examination of relevant documentation.

Based on our review, we are satisfied that the Directors' statement appropriately reflects the Company's compliance with the specified paragraphs of the Code.

Binder Hamlyn                                  20 Old Bailey, London EC4M 7BH
Chartered Accountants, Registered Auditors                    24 October 1994



Consolidated Profit and Loss Account
For the year ended 31 July 1994

                                         Discon-
                          Continuing     tinued
                          operations operations     Total
                             31 July    31 July   31 July  31 July   31 July
                                1994       1994      1994     1993      1992
                              Pounds     Pounds    Pounds   Pounds    Pounds
                   Notes        '000       '000      '000     '000      '000
- ----------------------------------------------------------------------------

Turnover                1   364,142     19,102   383,244   409,965   340,863

Cost of sales              (274,007)   (20,768) (294,775) (322,853) (259,410)
- -----------------------------------------------------------------------------
Gross profit/           1    90,135     (1,666)   88,469    87,112    81,453
(loss)

Exceptional items    1,2e   (12,394)     3,110    (9,284)   (2,011)   (5,300)

Other administra-           (58,761)    (1,444)  (60,205)  (55,743)  (44,919)
tive expenses
- -----------------------------------------------------------------------------
Operating profit        1    18,980        ---    18,980    29,358    31,234

Other income/        1,2d       227     (1,028)     (801)    8,360       563
(expense)

Loss on sale of                 ---    (85,458)  (85,458)      ---       ---
business

Release of                      ---     87,916    87,916   (91,026)      ---
provision/(pro-
vision for loss
on sale of
business)

(Loss)/profit on               (561)     (555)    (1,116)    2,558     1,425
disposal of fixed
assets

Loss from interests          (1,441)      (11)    (1,452)   (1,500)     (529)
in associated
undertakings
- -----------------------------------------------------------------------------
Profit/(loss) on        1    17,205        864    18,069   (52,250)   32,693
ordinary activities
before interest

Guaranteed redeem-           (5,097)       ---    (5,097)   (5,119)   (5,162)
able convertible
preference share
interest

Other net interest     2f    (2,965)      (530)   (3,495)   (4,844)   (2,433)
- -----------------------------------------------------------------------------
Profit/(loss) on        2     9,143        334     9,477   (62,213)   25,098
ordinary activities
before taxation

Tax on profit/          3    (3,442)       ---    (3,442)   (8,615)   (7,819)
(loss) on ordinary
activities
- -----------------------------------------------------------------------------
Profit/(loss) on              5,701        334     6,035   (70,828)   17,279
ordinary activities
after taxation

Minority equity                (609)       ---      (609)     (360)        5
interests
- -----------------------------------------------------------------------------
Profit/(loss) for       4     5,092        334     5,426   (71,188)   17,284
the financial year

Ordinary dividends      5   (14,167)       ---   (14,167)  (14,124)  (14,107)
paid and proposed
- -----------------------------------------------------------------------------
Retained (loss)/       21    (9,075)       334    (8,741)  (85,312)    3,177
profit for the
financial year
- -----------------------------------------------------------------------------
Basic earnings/         6     1.80p      0.12p     1.92p    (25.25)p   6.84p
(loss) per share
- -----------------------------------------------------------------------------
Normalised earnings     6
per share from                                     5.21p     8.11p     9.36p
continuing
operations
- -----------------------------------------------------------------------------



Consolidated Statement of Total Recognised Gains and Losses
For the year ended 31 July 1994


                                            31 July     31 July      31 July
                                               1994        1993         1992
                                             Pounds      Pounds       Pounds
                                               '000        '000         '000
- -----------------------------------------------------------------------------
Profit/(loss) for the financial              5,426      (71,188)     17,284
year

Exchange adjustments on foreign
currency net investments                    (2,465)      29,728     (11,489)
- -----------------------------------------------------------------------------
Total recognised gain/(loss) for             2,961      (41,460)      5,795
the financial year
- -----------------------------------------------------------------------------



Consolidated Statement of Movements in Equity Shareholders' Funds
For the year ended 31 July 1994

                                            31 July     31 July      31 July
                                               1994        1993         1992
                                             Pounds      Pounds       Pounds
                                               '000        '000         '000
- -----------------------------------------------------------------------------
Total recognised gain/(loss)                 2,961      (41,460)      5,795
for the financial year

Ordinary dividends                         (14,167)     (14,124)    (14,107)

Shares issued during the year                1,037          845      88,588

Purchased goodwill written off              (2,858)      (2,065)    (14,287)

Goodwill written off through                   ---       29,809         ---
profit and loss account
- -----------------------------------------------------------------------------
Net (reduction)/additions to               (13,027)     (26,995)     65,989
equity shareholders' funds

Opening equity shareholders'               108,291      135,286      69,297
funds
- -----------------------------------------------------------------------------
Closing equity shareholders'                95,264      108,291     135,286
funds
- -----------------------------------------------------------------------------




Consolidated Balance Sheet
At 31 July 1994

                                             31 July     31 July     31 July
                                                1994        1993        1992
                                              Pounds      Pounds      Pounds
                                    Notes       '000        '000        '000
- -----------------------------------------------------------------------------
Fixed assets

Tangible assets                         7    239,548     284,521     231,897

Investments                             8     30,454      31,903      28,592
- -----------------------------------------------------------------------------
                                             270,002     316,424     260,489
- -----------------------------------------------------------------------------
Current assets

Stocks                                  9      6,572      68,179      45,878

Debtors                                10     76,278      79,299      59,553

Investments                            11         37          37          36

Cash at bank and in hand                       2,910      12,312      33,636
- -----------------------------------------------------------------------------
                                              85,797     159,827     139,103
- -----------------------------------------------------------------------------
Creditors (amounts falling
due within one year)

Debt finance                           12     (8,093)    (27,433)    (20,770)

Trade and other creditors              17    (73,941)    (81,038)    (65,974)
- -----------------------------------------------------------------------------
                                             (82,034)   (108,471)    (86,744)
- -----------------------------------------------------------------------------
Net current assets                             3,763      51,356      52,359
- -----------------------------------------------------------------------------
Total assets less current                    273,765     367,780     312,848
liabilities
- -----------------------------------------------------------------------------
Creditors (amounts falling
due after more than one year)

Debt finance                           12    (94,847)   (109,690)    (88,179)

Guaranteed redeemable               18,26    (72,104)    (72,578)    (73,040)
convertible preference
shares
- -----------------------------------------------------------------------------
                                            (166,951)   (182,268)   (161,219)
- -----------------------------------------------------------------------------
Provisions for liabilities
and charges

Deferred tax                           19    (10,707)    (15,124)    (15,446)

Other provisions                       19        ---     (61,217)        ---
- -----------------------------------------------------------------------------
                                             (10,707)    (76,341)    (15,446)
- -----------------------------------------------------------------------------
                                              96,107     109,171     136,183
- -----------------------------------------------------------------------------
Capital and reserves

Called up share capital             20,21     14,148      14,103      14,066

Share premium account               20,21    170,681     169,689     168,881

Revaluation reserve                    21      2,113       2,249       2,364

Other reserve                          21     92,759      92,759     115,231

Profit and loss account                21     (2,455)      8,615      41,612
- -----------------------------------------------------------------------------
Equity shareholders' funds                   277,246     287,415     342,154
- - gross

Goodwill written off                   21   (181,982)   (179,124)   (206,868)
- -----------------------------------------------------------------------------
Equity shareholders' funds                    95,264     108,291     135,286
- - net

Minority equity interests                        843         880         897
- -----------------------------------------------------------------------------
                                              96,107     109,171     136,183
- -----------------------------------------------------------------------------

Approved by the Board on 14 October 1994
M K Foreman      E D Johnson    Directors


Company Balance Sheet
At 31 July 1994


                                             31 July     31 July     31 July
                                                1994        1993        1992
                                              Pounds      Pounds      Pounds
                                    Notes       '000        '000        '000
- -----------------------------------------------------------------------------
Fixed assets

Investments                             8     140,356    140,356      93,586
- -----------------------------------------------------------------------------
Current assets

Debtors                                10    176,361     178,059     207,700

Investments                            11         34          34          34

Cash at bank and in hand                          30       2,765       1,855
- -----------------------------------------------------------------------------
                                             176,425     180,858     209,589
- -----------------------------------------------------------------------------
Creditors (amounts falling
due within one year)

Debt finance                           12         (8)        ---         ---

Other creditors                        17    (20,732)    (21,772)    (21,659)
- -----------------------------------------------------------------------------
                                             (20,740)    (21,772)    (21,659)
- -----------------------------------------------------------------------------
Net current assets                           155,685     159,086     187,930
- -----------------------------------------------------------------------------
Total assets less current                    296,041     299,442     281,516
liabilities

Provisions for liabilities
and charges                            19       (192)        (21)       (257)
- -----------------------------------------------------------------------------
                                             295,849     299,421     281,259
- -----------------------------------------------------------------------------
Capital and reserves

Called up share capital             20,21     14,148      14,103      14,066
Share premium account               20,21    170,681     169,689     168,881
Other reserve                          21     70,074      70,074      70,074
Profit and loss account                21     40,946      45,555      28,238
- -----------------------------------------------------------------------------
Equity Shareholders' Funds                   295,849     299,421     281,259
- -----------------------------------------------------------------------------

Approved by the Board on 14 October 1994
M K Foreman      E D Johnson    Directors


Consolidated Cash Flow Statement
For the year ended 31 July 1994

                                             31 July     31 July     31 July
                                                1994        1993        1992
                                              Pounds      Pounds      Pounds
                                    Notes       '000        '000        '000
- ----------------------------------------------------------------------------
Net cash inflow from
operating activities                   22     53,132      55,918      40,070
- ----------------------------------------------------------------------------
Returns on investments and
servicing of finance

Interest received                              4,628       2,943       3,266

Bank and other interest paid                  (5,238)     (5,677)     (6,164)

Finance lease interest paid                   (1,179)     (1,613)       (943)

Capitalised interest paid                     (1,661)     (2,720)     (4,517)

Preference dividends paid                     (5,571)     (5,581)     (5,592)

Ordinary dividends paid                      (14,122)    (14,088)     (9,643)

Dividends received from
associated undertaking                             5          19          25

Dividends paid to minorities                    (563)       (364)       (100)
- -----------------------------------------------------------------------------
Net cash outflow from returns on
investments and servicing of finance         (23,701)    (27,081)    (23,668)
- -----------------------------------------------------------------------------
Taxation

Tax paid                                      (8,173)     (7,049)     (4,884)
- -----------------------------------------------------------------------------

Investing activities

Purchase of subsidiaries                      (3,703)     (4,764)     (3,578)

Purchase of tangible fixed assets            (21,703)    (49,456)    (32,291)

Purchase of investments                          (11)        (17)        (44)

Purchase of associated undertakings             (132)       (195)        (34)

Advances to associated undertakings           (8,720)     (4,691)     (1,681)

Sale of tangible fixed assets                  2,432       5,514       6,781

Sale of investments                              176          --       1,102

Sale of subsidiary                     23     26,606          --          --
- -----------------------------------------------------------------------------
Net cash outflow from
investing activities                          (5,055)    (53,609)    (29,745)
- -----------------------------------------------------------------------------
Net cash inflow/(outflow)
before financing                              16,203     (31,821)    (18,227)
- -----------------------------------------------------------------------------
Financing activities

Issue of shares                        24        237          46      80,172

New loans                              25     33,282      30,911      71,030

Loans and finance
lease principal repaid                 25    (58,888)    (23,518)   (104,836)
- -----------------------------------------------------------------------------
Net cash (outflow)/inflow
from financing                               (25,369)      7,439      46,366
- -----------------------------------------------------------------------------
(Decrease)/increase in cash
and equivalents                        27     (9,166)    (24,382)     28,139
- -----------------------------------------------------------------------------

Statement of Accounting Policies


Basis of the accounts

As in previous accounting periods the accounts have been prepared under the historical cost convention, with the exception that certain fixed assets are stated at valuations last carried out in 1985. The accounts have been prepared in accordance with applicable accounting standards, which include Financial Reporting Standard 4 [FRS 4], adopted last year as the then Financial Reporting Exposure Draft 3. FRS 4 treats the net proceeds of the Guaranteed Redeemable Convertible Preference Shares of Attwoods (Finance) NV as long term debt and the profit and loss account reflects the imputed interest charge so as to ensure a constant rate over the term of the debt.

On 20 September 1994, Browning-Ferris Industries Inc. announced an offer for the entire issued ordinary share capital of the Company and the issued preference share capital of Attwoods (Finance) N.V. Under the terms of the Group's principal syndicated revolving credit facility, if any person takes control of th Company then the facility may, inter alia, be cancelled by the banks and any loans drawn down under the facility may be required to be repaid. These facilities are essential to the Group.


Consolidation

The consolidated accounts incorporate the accounts of Attwoods plc and its subsidiaries for the year ended 31 July 1994. When subsidiaries are acquired or disposed of during an accounting period, the consolidated profit and loss account includes the results only for that part of the period during which they are subsidiaries. Attwoods plc has not presented its own profit and loss account, as permitted by s230 of the Companies Act 1985.

As the impact of acquisitions during the year on the Group's results is immaterial, no analysis of the effect of such acquisitions has been included in the consolidated profit and loss account.


Group turnover

The Group turnover represents amounts derived from the provision of goods and services, after deduction of value added tax and other sales-related taxes.


Fixed assets, depreciation and amortisation

Tangible fixed assets are included in the accounts at cost, or valuation last carried out in 1985. The cost of mineral bearing sites, landfill airspace and other assets in the course of construction includes, where applicable, capitalised interest incurred during their development.

Depreciation is calculated to write off the cost or valuation less residual value of the assets over their estimated useful lives:

Freehold land             Not depreciated
Freehold buildings        Over their estimated useful life
Leasehold properties      Over the unexpired period of the lease
Motor vehicles            4 to 10 years
Furniture and fittings    5 to 10 years
Machinery and equipment   4 to 15 years

Mineral bearing sites and landfill airspace are amortised on the basis of minerals extracted and the usage of airspace respectively.


Deferred taxation

Provision is made for deferred taxation under the liability method. Provision is made for all timing differences (between the taxation treatment and accounting treatment of items of income and expenditure) where, in the opinion of the Directors, a liability is likely to arise in the foreseeable future. No provision is made for any potential liability to corporation tax on chargeable gains which would arise if the revalued properties were to be sold at their balance sheet values, except for properties held for disposal in the foreseeable future.


Stocks

Stocks are valued at the lower of cost and realisable value.


Site clean-up, remediation and other environmental costs

Accruals are made for the costs of landfill engineering, restoration and reinstatement together with costs in respect of leachate management, gas control and site management and monitoring incurred during and after the operational life of landfill sites. Such accruals are provided in respect of operational and closed landfill sites together with a contingency reserve to provide a fund in the unlikely event of a significant unexpected environmental liability. These accruals are built up by charges against profits at rates calculated by reference to the airspace consumed and based on management's judgement and past experience of the appropriate levels of such accruals.



Statement of Accounting Policies


Cost of environmental litigation

Accruals are made, based on estimates made by the directors, for costs which the Group expects to incur in resolving environmental litigation under US "Superfund" law. These costs include legal fees and site remediation expenses. Any amounts which are expected to be recovered from third parties such as former owners of businesses acquired by the Group and insurance companies, are recognised as other debtors.


Finance leases

Assets held under finance leases are capitalised and depreciated over their estimated useful lives. The related obligations under the finance leases are included in creditors. Interest payable is charged to the profit and loss account in proportion to the outstanding obligations.


Operating leases

The costs of operating leases are charged to the profit and loss account in the period to which they relate.


Goodwill

Goodwill arising on the acquisition of subsidiary companies, and the purchase of waste collection routes, franchises and contracts, is written off to reserves at the date of acquisition.

The premium arising on the acquisition of the investment in associated undertakings is amortised over the period of its expected useful life of forty years and the Group's share of goodwill arising in the financial statements of associated undertakings is included in the carrying value of such investments.


Foreign currency

The balance sheets of overseas subsidiaries, and foreign currency assets and liabilities of UK companies, have been translated into sterling at the rates of exchange ruling at the balance sheet date. The profit and loss accounts of overseas subsidiaries have been translated at average rates for the year or the period for which they were owned. Exchange differences arising on consolidation of the net investment in overseas subsidiaries have been taken directly to reserves; all other exchange differences have been taken to the profit and loss account.

The foreign exchange conversion rates which have been used to translate principal foreign currencies into UK sterling are as follows:

US Dollars                                             1994     1993    1992
- ----------------------------------------------------------------------------
Profit and loss account - average rate               1.4995   1.5914  1.7844

Balance sheet - closing rate                         1.5366   1.4830  1.9250
- ----------------------------------------------------------------------------
Deutsche Marks
- ----------------------------------------------------------------------------
Profit and loss account - average rate               2.5166   2.4955  2.8948

Balance sheet - closing rate                         2.4413   2.5864  2.8450
- ----------------------------------------------------------------------------

Pensions

The expected cost of pensions is charged against profit so as to spread the cost over the service lives of the employees affected.

Notes to the Accounts

For the year ended 31 July 1994


1 SEGMENTAL ANALYSIS
- -------------------------------------------------------------------

All of the significant activities of the Group are related to or integrated with the provision of waste management services and accordingly the Group has only one line of business.

The analysis of turnover by destination is not materially different from that identified by origin. The classification 'Emerging Markets' includes the Waste management businesses in the Caribbean and Latin America and the associated undertaking's contribution derived from a joint venture in Israel.
- -----------------------------------------------------------------

Geographical market for the year ended 31 July 1994


                                                            Dis-
                                                            contin-
                                                            ued
                                             Continuing     opera-
                                             operations     tions    Group
- ----------------------------------------------------------  -------- -------

                           Unit-
                           ed
                  Main-    King-
                  land     dom
                  Eur-     Waste
                  ope      man-                              Uni-
                  Waste    age-     Emer-                    ted
        Unit-     man-     ment     ging    Unit-            States
        ed        age-     and      Mark-   ed               Recy-
        States    ment     min-     ets     King-            cla-
        Waste     and      eral     Waste   dom              bles
        man-      port-    ex-      man-    Cor-             pro-
        age-      able     trac-    age-    por-    Sub-     cess-
        ment      units    tion     ment    ate     total    ing
        Pds*      Pds*     Pds*     Pds*    Pds*    Pds*     Pds*      Pds*
        '000      '000     '000     '000    '000    '000     '000      '000
- ----------------------------------------------------------------------------

Turn-
over    225,393   63,434   66,672   7,606   1,037   364,142  19,102  383,244

Cost
of
sales  (173,125) (47,134) (49,735) (3,843)   (170) (274,007)(20,768)(294,775)
- ----------------------------------------------------------------------------

Gross
profit/
(loss)   52,268   16,300   16,937   3,763     867    90,135  (1,666)  88,469

Excep-
tional
items   (10,024)  (2,370)      --      --      --   (12,394)  3,110   (9,284)


Other
Admini-
stra-
tive
ex-
penses  (29,920) (13,283) (10,892) (2,007) (2,659)  (58,761) (1,444) (60,205)
- -----------------------------------------------------------------------------

Opera-
ting
profit/
(loss)   12,324      647    6,045   1,756  (1,792)   18,980      --   18,980

Other
in-
come/
(ex-
pense)      141        4      250      33    (201)      227  (1,028)    (801)

Loss
on
sale
of
busi-
ness         --       --       --      --      --        -- (85,458) (85,458)

Re-
lease
of
pro-
vi-
sion         --       --       --      --      --        --  87,916   87,916

Profit
/(loss)
on dis-
posal
of
fixed
assets       91      (59)    (593)     --      --      (561)   (555)  (1,116)

(Loss)/
income
from
inter-
ests
in
asso-
ciated
under-
takings  (1,792)      --      169     165      17    (1,441)    (11)  (1,452)
- -----------------------------------------------------------------------------

Profit
/(loss)
on ordi-
nary
activi-
ties
before
interest 10,764      592    5,871   1,954  (1,976)   17,205     864   18,069
- ----------------------------------------------------------------------------

*Pds = Pounds



Geographical market for the year ended 31 July 1993


                                                            Dis-
                                                            contin-
                                                            ued
                                             Continuing     opera-
                                             operations     tions    Group
- ----------------------------------------------------------  -------- -------

                           Unit-
                           ed
                  Main-    King-
                  land     dom
                  Eur-     Waste
                  ope      man-                              Uni-
                  Waste    age-     Emer-                    ted
        Unit-     man-     ment     ging    Unit-            States
        ed        age-     and      Mark-   ed               Recy-
        States    ment     min-     ets     King-            cla-
        Waste     and      eral     Waste   dom              bles
        man-      port-    ex-      man-    Cor-             pro-
        age-      able     trac-    age-    por-    Sub-     cess-
        ment      units    tion     ment    ate     total    ing
        Pds*      Pds*     Pds*     Pds*    Pds*    Pds*     Pds*      Pds*
        '000      '000     '000     '000    '000    '000     '000      '000
- ----------------------------------------------------------------------------

Turn-
over    217,719   68,961   55,081   3,412     987   346,160  63,805  409,965

Cost
of
sales  (163,314) (51,091) (41,459) (1,261)   (169) (257,294)(65,559)(322,853)
- -----------------------------------------------------------------------------

Gross
profit/
(loss)   54,405   17,870   13,622   2,151     818    88,866  (1,754)  87,112

Excep-
tional
items    (2,011)      --       --      --      --    (2,011)     --   (2,011)

Other
Admini-
stra-
tive
ex-
penses  (28,219) (11,244) (10,504) (1,047) (2,309)  (53,323) (2,420) (55,743)
- -----------------------------------------------------------------------------

Opera-
ting
profit/
(loss)   24,175     6,626   3,118   1,104  (1,491)   33,532  (4,174)  29,358

Other
in-
come/
(ex-
pense)      810       23      205     (36)  4,939     5,941   2,419    8,360

Provi-
sion
for
loss
on
sale
of
busi-
ness         --       --       --      --      --        -- (91,026) (91,026)

Profit
/(loss)
on dis-
posal
of fixed
assets       37      (31)   2,507      --      --     2,513      45    2,558

(Loss)
/income
from
inter-
ests in
assoc-
iated
under-
takings  (1,337)      --       55      --    (187)   (1,469)    (31)  (1,500)
- -----------------------------------------------------------------------------

Profit
/(loss)
on ordi-
nary
activi-
ties
before
interest 23,685    6,618    5,885   1,068   3,261    40,517 (92,767) (52,250)
- ----------------------------------------------------------------------------
*Pds = Pounds


Geographical market for the year ended 31 July 1992


                                                            Dis-
                                                            contin-
                                                            ued
                                             Continuing     opera-
                                             operations     tions    Group
- ----------------------------------------------------------  -------- -------

                           Unit-
                           ed
                  Main-    King-
                  land     dom
                  Eur-     Waste
                  ope      man-                               Unit-
                  Waste    age-     Emer-                     ed
        Unit-     man-     ment     ging    Unit-             States
        ed        age-     and      Mark-   ed                Recy-
        States    ment     min-     ets     King-             cla-
        Waste     and      eral     Waste   dom               bles
        man-      port-    ex-      man-    Cor-              pro-
        age-      able     trac-    age-    por-    Sub-      cess-
        ment      units    tion     ment    ate     total     ing
        Pds*      Pds*     Pds*     Pds*    Pds*    Pds*      Pds*     Pds*
        '000      '000     '000     '000    '000    '000      '000     '000
- -----------------------------------------------------------------------------

Turn-
over    171,053   49,641   50,529      --     657   271,880   68,983 340,863

Cost
of
sales  (124,909) (32,521) (36,668)     --    (151) (194,249)(65,161)(259,410)
- -----------------------------------------------------------------------------

Gross
profit   46,144   17,120   13,861      --     506    77,631   3,822   81,453

Excep-
tional
items    (5,300)      --       --      --      --    (5,300)     --   (5,300)

Other
Admini-
stra-
tive
ex-
penses  (22,820)  (8,396) (11,214)     --      (69) (42,499)(2,420) (44,919)
- -----------------------------------------------------------------------------

Opera-
ting
profit   18,024     8,724    2,647      --     437   29,832   1,402   31,234

Other
in-
come        172                313      --      78      563      --      563

Profit
on dis-
posal
of fixed
assets      135       --     1,290     --      --     1,425      --    1,425

(Loss)
/income
from
inter-
ests in
associ-
ated
under-
takings    (425)      --         4      --    (108)    (529)     --     (529)
- -----------------------------------------------------------------------------

Profit
on ordi-
nary
activi-
ties
before
interest 17,906    8,724     4,254      --     407   31,291   1,402   32,693
- -----------------------------------------------------------------------------
*Pds = Pounds



Analysis of net assets by geographical market

                                                  31 July   31 July   31 July
                                                  1994      1993      1992
                                                  Pounds    Pounds    Pounds
                                                  '000      '000      '000
- ----------------------------------------------------------------------------
United States:

  Waste management                                101,703   107,567   73,171

  Recyclables processing                               --    34,647   75,591

  Investment in and amounts due
  from associated undertakings                     12,981    12,009    6,894
- -----------------------------------------------------------------------------
United States subtotal                            114,684   154,223  155,656
- -----------------------------------------------------------------------------
Mainland Europe:

  Waste management and portable units              61,026    67,534   47,150
- -----------------------------------------------------------------------------
United Kingdom:

  Waste management and mineral extraction          84,078    82,193   78,657

  Corporate                                       (18,457)  (20,366) (19,218)

  Investment in and amounts due from
  associated undertakings                          22,092    22,188   22,291
- -----------------------------------------------------------------------------
United Kingdom subtotal                            87,713    84,015   81,730
- -----------------------------------------------------------------------------
Emerging Markets:

  Waste management                                  1,613       788       --

  Investment in and amounts due from
  associated undertakings                           3,205        --       --
- ----------------------------------------------------------------------------
Emerging Markets subtotal                           4,818       788       --
- -----------------------------------------------------------------------------
Net assets excluding debt                         268,241   306,560  284,536

Group net borrowings                             (100,030) (124,811) (75,313)

Guaranteed redeemable convertible
 preference shares                                (72,104)  (72,578) (73,040)
- -----------------------------------------------------------------------------
Net assets                                         96,107   109,171  136,183
- -----------------------------------------------------------------------------


2 PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION
- -----------------------------------------------------------------------------
                                                  31 July   31 July   31 July
                                                  1994      1993      1992
                                                  Pounds    Pounds    Pounds
                                                  '000      '000      '000
- -----------------------------------------------------------------------------
(a) Stated after charging/(crediting):

Depreciation:

  Owned assets                                     34,774    30,297   23,148

  Leased assets                                     1,724     1,968    1,901

Amortisation of associated
undertakings' premium                                 307       293      287

Auditors' remuneration                                452       534      472

Operating lease rentals:

  Hire of plant and machinery                       4,397     3,004    2,598

  Other                                             4,826     3,134    2,372

Net property income                                  (303)     (243)    (283)

Repairs and maintenance expenses                    3,725     6,682    9,514
- ----------------------------------------------------------------------------
Fees paid to auditors for non-audit work in the UK amounted to 225,000 Pounds during the year (1993 - 196,000 Pounds).

(b) Directors' emoluments comprise:

Fees                                                   63        50       29

Remuneration as executives                            571       676      577

Pensions, including past
Directors' pensions                                   102        58       45

Compensation for loss of office
and ex gratia payment                                 133        --      361
- ----------------------------------------------------------------------------
Total charged in arriving at
profit on ordinary activities:                        869       784    1,012
- ----------------------------------------------------------------------------

The emoluments (excluding pension contributions)
of the Chairman in the period from
31 January 1994 to 31 July 1994 amounted to:       25,000*      NIL*     NIL*

The Chairman's pension contributions in the
period from 31 January 1994 to 31 July 1994
amounted to:                                          NIL*      NIL*     NIL*

The emoluments (excluding pension contributions)
of the previous Chairman, Mr M K Foreman, in the
period from 1 August 1993 to 31 January 1994
amounted to:                                       71,164*  150,178* 126,317*

The Chairman's pension contributions in the
period from 1 August 1993 to 31 January 1994
amounted to:                                       24,547*   34,583*  28,750*
- -----------------------------------------------------------------------------
The emoluments (excluding pension contributions)
of the highest UK paid director amounted to:      179,799*  150,178* 126,317*

The highest paid director's pension contributions
 amounted to:                                      63,333*   34,583*  28,750*
- -----------------------------------------------------------------------------
Directors' total emoluments do not include any potential benefit that would arise on the exercise of share options. Details of Directors' share options are set out in the Extract of the Report of the Directors.

* = Pounds

- -----------------------------------------------------------------------------
Number of Directors whose total emoluments (excluding pension contributions, compensation for loss of office and ex gratia payment) were within the following ranges:
- ----------------------------------------------------------------------------

                          UK resident Directors   Overseas resident Directors
                    ---------------------------   ---------------------------
                    31 July   31 July   31 July   31 July   31 July   31 July
                      1994      1993      1992      1994      1993      1992
- ----------------------------------------------------------------------------
     Nil - *  5,000      --        --         2         4         3         3
*  5,001 - * 10,000       1        --        --         1        --        --
* 10,001 - * 15,000       1        --        --        --        --        --
* 20,001 - * 25,000      --         2         1        --        --        --
* 25,001 - * 30,000      --        --         1        --        --        --
* 30,001 - * 35,000      --        --        --        --        --         1
* 35,001 - * 40,000       1        --        --        --        --        --
* 55,001 - * 60,000      --        --         1        --        --         1
* 75,001 - * 80,000      --        --        --         1        --        --
* 80,001 - * 85,000      --        --        --         1        --        --
* 85,001 - * 90,000      --         1        --        --        --        --
*100,001 - *105,000       1        --        --        --        --        --
*105,001 - *110,000      --        --        --        --         1        --
*125,001 - *130,000      --        --         1         1        --         1
*145,001 - *150,000      --        --        --        --        --         1
*150,001 - *155,000      --         1        --        --        --        --
*155,001 - *160,000      --        --        --        --         1        --
*170,001 - *175,000      --        --        --        --         1        --
*175,001 - *180,000       1        --        --        --        --        --
- ----------------------------------------------------------------------------
*Denotes Pounds

- ----------------------------------------------------------------------------
As disclosed in the Extract from the Report of the Directors, Messrs J R Casagrande and R Velocci resigned as directors during the year. Messrs Casagrande and Velocci subsequently entered into consultancy contracts with Attwoods of North America Inc. to the value of $289,000 and $257,000, per annum respectively.

(c) Particulars of employees
The average number of persons employed by the Group
(including Directors) during the year was:
- ---------------------------------------------------------------------------
                                                               Execu-
                                                               tive,
                                                               Super-
                                                               vis-
               Main-  Unit-  Emerg-                            ory
       Uni-    land   ed     ing                               and
       ted     Eur-   King-  Mar-  Corp-         Oper-         cleri-
      States   ope    dom    kets  orate  Total  ating  Sales  cal     Total
- -----------------------------------------------------------------------------
Average
during
year
ended
31 July
1992     3,169   778  1,199    --     5  5,151  4,128    104     919   5,151

At 31
July
1992     3,203   849  1,199    --     5  5,256  4,192    118     946   5,256

Average
during
year
ended
31 July
1993     3,154   923  1,206   390     5  5,678  4,541    119   1,018   5,678

At 31
July
1993     3,086   958  1,211   390     5  5,650  4,504    113   1,033   5,650

Average
during
year
ended
31 July
1994     2,710   886  1,218   584     5  5,403  4,153    299     951   5,403

At 31
July
1994     2,589   860  1,218   777     5  5,449  4,266    282     901   5,449
- ----------------------------------------------------------------------------
                                                 31 July   31 July   31 July
                                                 1994      1993      1992
                                                 Pounds    Pounds    Pounds
                                                 '000      '000      '000
- -----------------------------------------------------------------------------
Their total remuneration was:

Wages and salaries                                89,515    89,458    77,202

Social security costs                             21,577    19,945     7,951

Other pension costs                                  760       571       598
- -----------------------------------------------------------------------------
                                                 111,852   109,974    85,751
- -----------------------------------------------------------------------------
The Company maintains a pension plan for Directors and senior management in the UK. The plan is administered by Godwins Limited and takes the form of a defined benefit plan. The pension plan is funded, on the basis of recommendations by an actuary, partly by contributions from members and partly by the Company.
- -----------------------------------------------------------------------------
                                                 31 July   31 July   31 July
                                                 1994      1993      1992
                                                 Pounds    Pounds    Pounds
                                                 '000      '000      '000
- -----------------------------------------------------------------------------
The pension expense in respect of this plan was:     535       293       319
- ----------------------------------------------------------------------------
The following are the accumulated plan benefits and plan net assets in the latest actuarial valuation which was carried out in August 1992.
                                                                      Pounds
                                                                      '000
- -----------------------------------------------------------------------------
Actuarial present value of accumulated plan benefits
(projected unit method)                                                2,054
- ----------------------------------------------------------------------------
Net assets available for benefits                                      2,091
- ----------------------------------------------------------------------------
The assumed rate of return used in determining the actuarial present value of accumulated plan benefits is 9.0%. The balance of other pension costs relates to payments to defined contribution personal pension plans.

(d) Other income/(expense)
- ----------------------------------------------------------------------------
                                                31 July   31 July   31 July
                                                1994      1993      1992
                                                Pounds    Pounds    Pounds
                                                '000      '000      '000
- ----------------------------------------------------------------------------
Exchange(losses)/gains                             (321)    5,417        78

(Deficit)/surplus on insurance claims              (415)    3,672        --

Rental income                                       303       243       283

Commodity hedging loss                             (551)   (1,290)       --

Miscellaneous income                                183       318       202
- -----------------------------------------------------------------------------
                                                   (801)    8,360       563
- ----------------------------------------------------------------------------

(e) Exceptional items
- -----------------------------------------------------------------------------
                                                31 July   31 July   31 July
                                                1994      1993      1992
                                                Pounds    Pounds    Pounds
                                                '000      '000      '000
- ----------------------------------------------------------------------------
Provision for settlement of legal actions
 and prior year billing irregularities            7,971     2,011     5,300

Reorganisation and related redundancy costs       1,766        --        --

Asset writedowns                                  2,657        --        --

Release of disposal provision against
 operating losses in discontinued operations     (3,110)       --        --
- ----------------------------------------------------------------------------
                                                  9,284     2,011     5,300
- ----------------------------------------------------------------------------

(f) Other net interest
- ----------------------------------------------------------------------------
                                                31 July   31 July   31 July
                                                1994      1993      1992
                                                Pounds    Pounds    Pounds
                                                '000      '000      '000
- ---------------------------------------------------------------------------
Interest payable on bank loans and overdrafts
  whenever repayable and other loans wholly
  repayable within five years                    6,460     7,782     9,519

Interest payable on all other loans                311       226       303

Interest payable on finance leases               1,179     1,613       943

Other                                               --       551        --
- ----------------------------------------------------------------------------
                                                 7,950    10,172    10,765

Less: interest capitalised                      (1,661)   (2,720)   (4,517)
- ----------------------------------------------------------------------------
Interest payable                                 6,289     7,452     6,248
- ---------------------------------------------------------------------------
Associated company interest receivable           2,471     1,969     1,629

Other interest receivable                          323       639     2,186
- ---------------------------------------------------------------------------
Interest receivable                              2,794     2,608     3,815
- ---------------------------------------------------------------------------
Total net interest payable                       3,495     4,844     2,433
- ---------------------------------------------------------------------------


3 TAXATION
- ---------------------------------------------------------------------------
                                                31 July   31 July   31 July
                                                1994      1993      1992
                                                Pounds    Pounds    Pounds
                                                '000      '000      '000
- ---------------------------------------------------------------------------
On the profit for the year:

  UK corporation tax                            7,247     9,687     3,235

  Overseas taxation                             1,136     2,642     1,937

Share of tax charge of associated undertakings    197        50         8

Transfer (from)/to deferred taxation:

  UK                                             (356)     (182)    3,026

  Overseas                                     (4,782)   (3,582)     (387)
- ----------------------------------------------------------------------------
                                                3,442     8,615     7,819
- ---------------------------------------------------------------------------
Reconciliation to UK nominal tax rates:

Effective tax rate (1993 excludes
 the Mindis disposal provision)                36.30%    29.90%    31.15%

UK nominal tax rate                            33.00%    33.00%    33.00%

Taxes as shown in these financial statements    3,442     8,615     7,819

Corporation tax on pre-tax profit before loss
 on sale of business at UK nominal tax rate     3,128     9,508     8,282
- ---------------------------------------------------------------------------
Difference                                        314      (893)     (463)
- ---------------------------------------------------------------------------
The difference is primarily due to:

Effect of foreign income taxed/losses
  allowed at foreign rates                       (846)     (975)    1,222

Tax effects of foreign exchange losses             59      (273)     (439)

Tax effect of non-allowability of
  amortisation of properties for UK tax           253       231       175

Tax saving arising from net operating
  losses carried forward                           --       (75)     (104)

Tax effect of non-relievable revenue
  losses and interest                           4,191       599     1,917

Tax relief on amortisation of intangible
  assets charged against shareholders'
  equity on consolidation                      (2,835)       --    (2,686)

Other items                                      (508)     (400)     (548)
- ----------------------------------------------------------------------------
                                                  314      (893)     (463)
- ----------------------------------------------------------------------------

4 PROFIT FOR THE YEAR
- ---------------------------------------------------------------------------
The profit attributable to the Company dealt with in its own accounts is 9,559,000 Pounds (1993 - 31,441,000 Pounds, 1992 - 36,220,000 Pounds).


5 DIVIDENDS
- --------------------------------------------------------------------------
                                                31 July   31 July   31 July
                                                1994      1993      1992
                                                Pounds    Pounds    Pounds
                                                '000      '000      '000
- --------------------------------------------------------------------------
Ordinary shares in the Company:

Interim of 1.75p (1993 and 1992 - 1.75p)
  net per share paid 1 August 1994               4,951     4,935     4,920

Final of 3.25p (1993 and 1992 - 3.25p)
  net per share proposed                         9,196     9,167     9,142

Additional dividend relating to the
  years ended 31 July 1993, 1992 and 1991           20        22        45
- ---------------------------------------------------------------------------
                                                14,167    14,124    14,107
- ---------------------------------------------------------------------------


6 EARNINGS PER SHARE
- --------------------------------------------------------------------------
Earnings per share is calculated on the profit on ordinary activities after taxation and minority interests on the basis of the weighted average of the number of shares in issue during the year of 282,708,038 (1993 - 281,907,105 and 1992 - 252,553,083). The fully diluted earnings per share is higher than basic earnings per share and accordingly the former is not disclosed.

In calculating earnings per share for 'continuing operations', interest and tax expense has been allocated between continuing and discontinued operations to show, within 'continuing operations', the amounts which would have been incurred if the disposal of Mindis had taken place, on the same terms, at the start of each accounting period reported.

Normalised earnings per share from continuing operations has been calculated to show sustainable earnings and has been calculated as follows:


                                           1994         1993         1992
                                           Pounds       Pounds       Pounds
                                           '000         '000         '000
- ----------------------------------------------------------------------------
Profit for the financial year               5,092       25,251       20,151

Exceptional operating items                12,394        2,011        5,300

Non-recurring foreign exchange gain            --       (5,417)          --

Tax effect thereon                         (2,754)       1,025       (1,800)
- ----------------------------------------------------------------------------
Normalised profit for the year             14,732       22,870       23,651
- ----------------------------------------------------------------------------
Normalised earnings per share               5.21p        8.11p        9.36p
- ----------------------------------------------------------------------------
Weighted average number of shares     282,708,038  281,907,105  252,553,083
- ----------------------------------------------------------------------------
The substantial foreign exchange gain arising during 1993 related primarily to the departure of sterling from the European Exchange Rate Mechanism. This has been treated as a non-recurring item.


7 TANGIBLE ASSETS
- ----------------------------------------------------------------------------

                                        Land and buildings
                           --------------------------------
                                Freehold
                           -----------------
                                                              Plant,
                                                              equip-
                                                              ment
                           Opera-           Long     Short    and
                           ting             lease-   lease-   vehi-
                           sites   Other    hold     hold     cles     Total
                           Pounds  Pounds   Pounds   Pounds   Pounds   Pounds
                           '000    '000     '000     '000     '000     '000
- ---------------------------------------------------------------------------
Group:

Cost or valuation

At 1 August 1993          55,969  60,841    5,171   8,396  278,256  408,633

Additions at cost          1,417   1,041      274     597   20,587   23,916

Acquisition of subsidiaries   --      --       --      --      843      843

Disposals                     --     (17)      --     (39)  (8,723)  (8,779)

Disposal of subsidiary        --  (9,440)      --      --  (28,291) (37,731)

Reclassification             324    (324)      --      --       --    --

Currency adjustments        (331) (1,251)      --      (6)    (516)  (2,104)
- ----------------------------------------------------------------------------
At 31 July 1994           57,379  50,850    5,445   8,948  262,156  384,778
- ----------------------------------------------------------------------------
Depreciation and
  amortisation

At 1 August 1993          (5,184) (4,036)     (42) (2,551)(112,299) (124,112)

Charge for year           (1,454) (1,385)     (22)   (515) (33,122)  (36,498)

Disposals                     --      --       --      26    5,805     5,831

Disposal of subsidiary        --     158       --      --    7,921     8,079

Currency adjustments          28     152       --       6    1,284     1,470
- ----------------------------------------------------------------------------
At 31 July 1994           (6,610) (5,111)     (64) (3,034)(130,411) (145,230)
- ----------------------------------------------------------------------------
Net book amounts
At 31 July 1994           50,769  45,739    5,381   5,914  131,745   239,548
- ----------------------------------------------------------------------------
At 31 July 1993           50,785  56,805    5,129   5,845  165,957   284,521
- ----------------------------------------------------------------------------
At 31 July 1992
Cost or valuation         51,849  46,825    4,908   6,990  200,715   311,287

Depreciation and
  amortisation            (3,661) (2,537)     (37) (1,896) (71,259)  (79,390)
- ----------------------------------------------------------------------------
Net book amount           48,188  44,288    4,871   5,094  129,456   231,897
- ----------------------------------------------------------------------------
The cost of land and buildings includes capitalised interest of 16,094,000 Pounds (1993 - 14,433,000 Pounds, 1992 - 11,713,000 Pounds).

The cost of freehold land not depreciated amounts to 19,258,000 Pounds (1993
- - 21,326,000 Pounds, 1992 - 17,144,000 Pounds).
- ---------------------------------------------------------------------------

                                     Operating
                                     sites                Other
                                     ---------  --------------------------
                                      Mineral             Sites
                                      extrac-   Occu-     held
                                       tion     pied      for
                                        and     for       future
                                      land-     opera-    exploi-  Total
                                       fill     tions     tation   other
Summary of freehold land and          Pounds    Pounds    Pounds   Pounds
buildings as at 31 July 1994:         '000      '000      '000     '000
- --------------------------------------------------------------------------
Valuation: 1985                         5,495     1,627       570    2,197

Cost                                   51,884    46,392     2,261   48,653
- --------------------------------------------------------------------------
                                       57,379    48,019     2,831   50,850
- --------------------------------------------------------------------------
Depreciation                            6,610     5,111        --    5,111
- --------------------------------------------------------------------------
Short leasehold properties are stated at cost of 8,401,000 Pounds and valuation in 1985 of 547,000 Pounds, as at 31 July 1994.

The amount of revalued land and buildings as determined according to historic cost accounting rules as at 31 July 1994 is:
- -------------------------------------------------------------------------

                                                            Free-    Lease-
                                                            hold     hold
                                                            Pounds   Pounds
                                                            '000     '000
- -------------------------------------------------------------------------
Cost                                                        5,447     556

Depreciation                                               (2,750)   (556)
- --------------------------------------------------------------------------
Net book value                                              2,697      --
- -------------------------------------------------------------------------
                                                31 July   31 July   31 July
                                                1994      1993      1992
Summary of assets held                          Pounds    Pounds    Pounds
under finance leases:                           '000      '000      '000
- --------------------------------------------------------------------------
Cost                                            14,863    17,211    16,861

Less accumulated depreciation                   (5,765)   (4,618)   (2,922)
- --------------------------------------------------------------------------
Net book value                                   9,098    12,593    13,939
- -------------------------------------------------------------------------


8 FIXED ASSET INVESTMENTS
- ---------------------------------------------------------------------------
                                               Loans to
                                     Associ-   associ-
                                     ated      ated
                                     under-    under     Trade
                                     tak-      tak-      invest-
                                     ings      ings      ments      Total
                                     Pounds    Pounds    Pounds     Pounds
Group                                '000      '000      '000       '000
- ----------------------------------------------------------------------------
At 1 August 1991                     14,619    13,632       142     28,393

Additions                                34     1,666        41      1,741

Dividends received/disposals            (25)       --      (101)      (126)

Currency adjustments                    (44)     (550)        2       (592)

Premium amortisation                   (287)       --        --       (287)

Loss for the period                    (537)       --        --       (537)
- --------------------------------------------------------------------------
At 31 July 1992                      13,760    14,748        84     28,592
- --------------------------------------------------------------------------
Additions                               195     3,599        16      3,810

Dividends received/disposals            (19)       --        --        (19)

Currency adjustments                    (59)    1,451        11      1,403

Premium amortisation                   (293)       --        --       (293)

Loss for the period                  (1,550)       --        --     (1,550)

Provided in period                       --        --       (40)       (40)
- ---------------------------------------------------------------------------
At 31 July 1993                      12,034    19,798        71     31,903
- --------------------------------------------------------------------------
Additions/advances                      132     3,026        11      3,169

Disposals/repayments                   (329)   (2,020)       (8)    (2,357)

Dividends received/disposals             (5)       --        --         (5)

Currency adjustments                     78      (381)        3       (300)

Premium amortisation                   (307)       --        --       (307)

Loss for the period                  (1,649)       --        --     (1,649)
- --------------------------------------------------------------------------
At 31 July 1994                       9,954    20,423        77     30,454
- --------------------------------------------------------------------------

The Group has the following interests in associated undertakings:

(a) A 40% interest in the ordinary share capital of Vesta Technology Limited, a company engaged in providing the service and sales of mobile incinerators for the disposal of hazardous waste, operating and incorporated in the USA.

(b) A 49% interest in the ordinary share capital of A&J Bull (Holdings) Limited, a company engaged in mineral extraction and waste management services, operating, registered and incorporated in England. This investment is held by the parent company.

(c) A 50% interest in the ordinary share capital of Green Land Reclamation Limited, a company engaged in the provision of environmental and power generation consultancy services, operating, registered and incorporated in England.

(d) A 50% interest in the ordinary share capital of Cranford Realty Limited, a company engaged in the rental of property, operating, registered and incorporated in England.

(e) A 50% interest, acquired during the year, in the ordinary share capital of Green Land Limited, a company engaged in waste management services, operating, registered and incorporated in Israel.

The associated undertaking investments comprise:
- ---------------------------------------------------------------------------
                                          31 July     31 July     31 July
                                             1994        1993        1992
                                           Pounds      Pounds      Pounds
                                             '000        '000        '000
- ---------------------------------------------------------------------------
Share of net (liabilities)/assets          (4,930)        943       2,911

Premium on acquisition and share           16,056      11,956      11,421
 of associated undertakings' goodwill

Premium amortisation                       (1,172)       (865)       (572)
- --------------------------------------------------------------------------
                                            9,954      12,034      13,760

Long-term loans                            20,423      19,798      14,748
- --------------------------------------------------------------------------
                                           30,377      31,832      28,508
- --------------------------------------------------------------------------
There are three loans to associated undertakings:

(a) A loan to A&J Bull (Holdings) Limited, amounting to 8,635,000 Pounds at 31 July 1994 (1993 - 8,274,000 Pounds, 1992 - 7,957,000 Pounds) is
     repayable in full on 30 June 1997 and has an effective annual interest rate of 13%.

(b) A loan to Vesta Technology Limited, amounting to 8,791,000 Pounds at 31 July 1994 (1993 - 11,524,000 Pounds, 1992 - 6,791,000 Pounds) is
     repayable on demand and carries interest at US prime (7.25% at 31 July
     1994) plus 2%.

(c) A loan to Green Land Limited, amounting to 2,997,000 Pounds at 31 July 1994 is repayable on demand and carries interest at US$ LIBOR plus 1%.


                                         Subsidiary     Associated
                                       undertakings   undertakings    Total
                                             Pounds         Pounds   Pounds
Company                                        '000          '000      '000
- ---------------------------------------------------------------------------
Cost:

At 1 August 1991                              50,305       21,604   71,909

Additions                                     23,645            2   23,647

Transfer of investments to subsidiaries       (1,970)         ---   (1,970)
- ---------------------------------------------------------------------------
At 31 July 1992                               71,980       21,606   93,586
- ---------------------------------------------------------------------------
Additions                                     60,479          ---   60,479

Transfer of investments to subsidiaries      (13,709)         ---  (13,709)
- --------------------------------------------------------------------------
At 31 July 1993                              118,750       21,606  140,356
- --------------------------------------------------------------------------
Additions                                          2          ---        2

Transfer of investments to subsidiaries           (2)         ---       (2)
- --------------------------------------------------------------------------
At 31 July 1994                              118,750       21,606  140,356
- --------------------------------------------------------------------------

Details of the Group's principal operating subsidiaries are as follows:
- ----------------------------------------------------------------------------
                            Country of   Percentage of
                         incorporation,  share capital
                          registration   owned and
                         and operation   voting rights  Nature of business
- ----------------------------------------------------------------------------
Drinkwater Sabey Ltd               UK           100     Mineral extraction
                                                        and waste manage-
                                                        ment

Wareham Ball Clay Company Ltd*     UK            60     Mineral extraction

Drinkwater Sabey CWD Ltd*          UK            80     Sewage sludge
                                                        disposal

Attwoods of North America Inc*    USA           100     Holding company

Industrial Waste Service Inc*     USA           100     Waste management

County Sanitation Inc*            USA           100     Waste management

Peterson Corporation*             USA           100     Waste management

Waste Aid Systems Inc*            USA           100     Waste management

MedX Inc*                         USA           100     Medical waste

Eastern Waste Industries Inc*     USA           100     Waste management

Mindis Industrial Corporation     USA           100     Recyclables pro-
(US) Inc*+                                              cessing and mar-
                                                        keting

Attwoods Dominicana SA*        Dominican         60     Waste management
                               Republic

Attwoods Colombiana            Columbia          70     Waste management

Attwoods (Finance) NV         Netherlands       100     Finance
                              Antilles

Attwoods Holdings GmbH*        Germany          100     Holding company

ADCO Attwoods & Dixi           Germany          100     Portable sanita-
Umweltschutz GmbH*                                      tion and waste
                                                        management

Dixi Sanitary Services BV*   Netherlands        100     Portable sanita-
                                                        tion

ADCO SA*                         Belgium        100     Portable sanita-
                                                        tion
- -------------------------------------------------------------------------
  *Held through a subsidiary         + Disposed on 29 October 1993.

All holdings comprise ordinary shares in subsidiaries.

9 STOCKS - GROUP
- ---------------------------------------------------------------------------
                                     31 July       31 July       31 July
                                        1994          1993          1992
                                      Pounds        Pounds        Pounds
                                        '000          '000          '000
- ---------------------------------------------------------------------------
Raw materials and consumables         6,572         6,399         4,508

Recycling materials                     ---        61,780        41,370
- --------------------------------------------------------------------------
                                      6,572        68,179        45,878
- --------------------------------------------------------------------------



10 DEBTORS
- ----------------------------------------------------------------------------
                                         Group                       Company
                    31 July   31 July   31 July   31 July  31 July   31 July
                       1994      1993      1992      1994     1993      1992
                     Pounds    Pounds    Pounds    Pounds   Pounds    Pounds
                       '000      '000      '000      '000     '000      '000
- ----------------------------------------------------------------------------
Gross trade          48,042   51,991    41,478       ---       ---       ---
 debtors
Provision for        (4,996)  (3,804)   (2,027)      ---       ---       ---
 doubtful debts
- -----------------------------------------------------------------------------
Net trade debtors    43,046   48,187    39,451       ---       ---       ---

Amounts owed by
 subsidiary             ---      ---       ---   174,848   176,101   203,049
 undertakings

Amounts owed by       7,900    2,364       677        63        63        63
 associated
 undertakings

Taxes recoverable     2,768    1,914     2,972       ---        27       374

Other debtors         7,761   10,697     5,711        28       ---     1,993

Prepayments and      14,803   16,137    10,742     1,422     1,868     2,221
 accrued income
- -------------------------------------------------------------------------
                     76,278   79,299    59,553   176,361   178,059   207,700
- ---------------------------------------------------------------------------
Included in debtors
are the following
amounts which are
due after one year:

Amounts owed by
 associated under-
 takings              7,383      ---       ---       ---       ---       ---

Other debtors         1,947    1,810     2,385       ---       ---       ---

Prepayments           1,412    2,575       995       923     1,368       ---
- -----------------------------------------------------------------------------
                     10,742    4,385     3,380       923     1,368       ---
- -----------------------------------------------------------------------------


11 INVESTMENTS
- ----------------------------------------------------------------------------
                                         Group                       Company
                    31 July   31 July   31 July   31 July  31 July   31 July
                       1994      1993      1992      1994     1993      1992
                     Pounds    Pounds    Pounds    Pounds   Pounds    Pounds
                       '000      '000      '000      '000     '000      '000
- ----------------------------------------------------------------------------
Listed in Great
Britain                   3        3         2       ---       ---       ---

Unlisted                 34       34        34        34        34        34
- ----------------------------------------------------------------------------
                         37       37        36        34        34        34
- ----------------------------------------------------------------------------

The market value of the listed investments as at 31 July 1994 was 6,000 Pounds (1993 - 5,000 Pounds, 1992 - 3,000 Pounds).


12 DEBT FINANCE ANALYSIS
- ----------------------------------------------------------------------------
                                          Group                      Company
                        31 July  31 July  31 July  31 July  31 July  31 July
                           1994     1993     1992     1994     1993     1992
                         Pounds   Pounds   Pounds   Pounds   Pounds   Pounds
                Notes      '000     '000     '000     '000     '000     '000
- ----------------------------------------------------------------------------
Less than one year

Bank loans         13     4,395   20,454   13,615        8      ---      ---
 and overdrafts

Other loans        14       121    2,067    1,996      ---      ---      ---

Deferred           15       587    1,884    2,503      ---      ---      ---
 purchase
 consideration

Amounts owed       16     2,990    3,028    2,656      ---      ---      ---
 under finance
 leases and
 hire purchase
 agreements
- ---------------------------------------------------------------------------
                          8,093   27,433   20,770        8      ---      ---
- ---------------------------------------------------------------------------
More than one year

Bank loans         13    85,434   92,480   67,918      ---      ---      ---
 and overdrafts

Other loans        14     1,939    6,045    6,161      ---      ---      ---

Deferred           15     1,259    1,959    3,121      ---      ---      ---
 purchase
 consideration

Amounts owed       16     6,215    9,206   10,979      ---      ---      ---
 under finance
 leases and
 hire purchase
 agreements
- ---------------------------------------------------------------------------
                         94,847  109,690   88,179      ---      ---      ---
- ----------------------------------------------------------------------------
                        102,940  137,123  108,949        8      ---      ---
- ----------------------------------------------------------------------------


13 BANK LOANS AND OVERDRAFTS
- ----------------------------------------------------------------------------
                                         Group                       Company
                    31 July   31 July   31 July   31 July  31 July   31 July
                       1994      1993      1992      1994     1993      1992
                     Pounds    Pounds    Pounds    Pounds   Pounds    Pounds
                       '000      '000      '000      '000     '000      '000
- ----------------------------------------------------------------------------
Drawings under       77,211   96,924    53,021       ---       ---       ---
 $165 million
 credit facility

Other bank loans     12,442   15,258    27,054       ---       ---       ---

Overdrafts              176      752     1,458         8       ---       ---
- ----------------------------------------------------------------------------
                     89,829  112,934    81,533         8       ---       ---

Due within one       (4,395) (20,454)  (13,615)       (8)      ---       ---
 year (included in
 creditors falling
 due within one
 year)
- ----------------------------------------------------------------------------
Due after more       85,434   92,480    67,918        ---      ---       ---
 than one year
- -----------------------------------------------------------------------------
Amounts repayable       ---      163       955       ---       ---       ---
 by instalments,
 any of which are
 repayable after
 five years
- ----------------------------------------------------------------------------
Aggregate of those      ---      148       821       ---       ---       ---
 instalments repay-
 able after five
 years
- ----------------------------------------------------------------------------
Repayment details:

Within one year       4,395   20,454    13,615         8       ---       ---

Between one and          23   11,900     1,427       ---       ---       ---
 two years

Between two and           8      245    12,381       ---       ---       ---
 three years

Between three        85,403       88       194       ---       ---       ---
 and four years

Between four and        ---   80,099    53,095       ---       ---       ---
 five years

In five years           ---      148       821       ---       ---       ---
 or more
- ----------------------------------------------------------------------------
                     89,829  112,934    81,533         8       ---       ---
- ----------------------------------------------------------------------------

At 31 July 1994, Attwoods had a multi-option revolving credit facility of $165 million, with a group of international banks at interest rates of 1.0% above the London Interbank Offer Rate (LIBOR). In addition a commitment fee of 0.5% is payable on the undrawn, uncancelled amount of the total facility. The facility, which requires the Company to maintain certain financial ratios, expires on 30 September 1997. In addition, at 31 July 1994, Attwoods had further committed and uncommitted working capital facilities denominated in various currencies, the sterling equivalent of which was 24.2 million Pounds at interest rates varying between 6.25% and 11.0%. Of the total drawings on these facilities 51,712 Pounds was secured against certain items of plant and machinery in the United States.


14  OTHER LOANS - GROUP
- -------------------------------------------------------------------
                               31 July     31 July       31 July
                                1994        1993          1992
                               Pounds      Pounds        Pounds
                               '000        '000          '000
- -------------------------------------------------------------------
Industrial Revenue
Bonds (IRB's)                   1,822        2,387        1,945

Others                            238        5,725        6,212
- -------------------------------------------------------------------
                                2,060        8,112        8,157

Due within one year              (121)      (2,067)      (1,996)
(included in creditors
 falling due within
 one year)
- -------------------------------------------------------------------
Due after more than             1,939        6,045        6,161
one year
- --------------------------------------------------------------------
Amounts repayable by            1,822        3,958        3,664
instalments, any of
which are repayable
after five years
- -------------------------------------------------------------------
Aggregate of those                898        1,412        1,418
instalments repayable
after five years
- ------------------------------------------------------------------
Repayment details:

Within one year                   121        2,067        1,996

Between one and two years         244        1,808        1,367

Between two and three years       255        1,808        1,381

Between three and four years      268          662        1,374

Between four and five years       274          355          621

In five years or more             898        1,412        1,418
- -------------------------------------------------------------------
                                2,060        8,112        8,157
- -------------------------------------------------------------------
The IRB's are not repayable until December 2001, but amounts are required to be set aside each year in segregated bank accounts to meet the repayment liability when it falls due. The balance is shown after deducting the amounts already so set aside, and in the repayment details further amounts are treated as falling due when they are required to be set aside. Interest is payable at 3.5% which increases each year to 6.2% in 2001. The bonds are secured against plant and machinery.

The other loans comprise notes from various third parties predominantly in the United States. Interest rates on these notes vary between 3.9% and 15.86%. 2,060,320 Pounds of these notes are secured against certain land, buildings, and items of plant and machinery.

15  DEFERRED PURCHASE CONSIDERATION - GROUP
- -------------------------------------------------------------------
                               31 July     31 July       31 July
                                1994        1993          1992
                               Pounds      Pounds        Pounds
                               '000        '000          '000
- -------------------------------------------------------------------
Total of deferred               1,846        3,843         5,624
purchase consideration

Due within one year              (587)      (1,884)       (2,503)
(included in creditors
falling due within one year)
- -------------------------------------------------------------------
Due after more than             1,259        1,959         3,121
one year
- -------------------------------------------------------------------
Amounts repayable by              885        1,067         1,466
instalments, any of which
are repayable after five years
- -------------------------------------------------------------------
Aggregate of those                 62          224           360
instalments due after five
years
- -------------------------------------------------------------------
Repayable as follows:

Within one year                   587        1,884         2,503

Between one and two years         459          650         1,576

Between two and three years       346          516           520

Between three and four years      197          365           389

Between four and five years       195          204           276

In five years or more              62          224           360
- -------------------------------------------------------------------
                                1,846        3,843         5,624
- -------------------------------------------------------------------

16  AMOUNTS OWED UNDER FINANCE LEASES AND HIRE PURCHASE AGREEMENTS
    - GROUP
- -------------------------------------------------------------------
                               31 July     31 July       31 July
                                1994        1993          1992
                               Pounds      Pounds        Pounds
                               '000        '000          '000
- -------------------------------------------------------------------
Total of finance lease          9,205       12,234       13,635
and hire purchase
obligations

Due within one year            (2,990)      (3,028)      (2,656)
(included in creditors
falling due within one year)
- -------------------------------------------------------------------
Due after more than             6,215        9,206       10,979
one year
- -------------------------------------------------------------------
Finance lease and hire
purchase obligations fall
due for payment as follows:

Within one year                 3,860        4,280        4,054

Between one and two years       3,570        4,066        3,533

Between two and three years     2,702        3,552        4,242

Between three and four years      755        2,555        2,019

Between four and five years        38          805        2,036

In five years or more              --           39          619
- -----------------------------------------------------------------
Total minimum lease            10,925       15,297       16,503
payments

Future interest                (1,720)      (3,063)      (2,868)
- -------------------------------------------------------------------
                                9,205       12,234       13,635
- -------------------------------------------------------------------

17  TRADE AND OTHER CREDITORS (AMOUNTS FALLING DUE WITHIN ONE YEAR)
- -------------------------------------------------------------------
                                       Group                Company
                   31 July  31 July 31 July 31 July 31 July 31 July
                       1994    1993    1992    1994    1993    1992
                      Pounds  Pounds  Pounds  Pounds Pounds  Pounds
                       '000    '000    '000    '000   '000    '000
- -------------------------------------------------------------------
Trade creditors      19,940  21,890  14,497       --      --     --

Amounts owed to          --      --      --      190     210    210
subsidiary under-
takings

Other creditors       3,383   2,440   2,120      110     686     32

Corporation tax       9,918  11,026   8,594    6,097   6,719  5,426
payable

Other taxes and       3,047   2,970   2,755       --      --     --
social security

Accruals and         23,408  28,610  23,903      188      55  1,926
deferred income

Proposed divid-      14,147  14,102  14,065   14,147  14,102 14,065
end

Dividends pay-           98      --      40       --      --     --
ale to minorities
- -------------------------------------------------------------------
                     73,941  81,038  65,974   20,732  21,772 21,659
- -------------------------------------------------------------------

18  GUARANTEED REDEEMABLE CONVERTIBLE PREFERENCE SHARES - GROUP
- -------------------------------------------------------------------
Attwoods plc owns all the issued ordinary share capital of Attwoods (Finance) NV, which is incorporated in the Netherlands Antilles. The eight and one half pence guaranteed redeemable convertible preference shares issued by Attwoods (Finance) NV carry no voting rights in normal circumstances and are as follows:
- -----------------------------------------------------------------------------
                              Authorised              Allotted and fully paid
- ----------------------------------------------------------------------------
         31 July     31 July    31 July     31 July     31 July      31 July
          1994        1993        1992        1994        1993        1992
- -----------------------------------------------------------------------------
Preference *3,324,121 *3,324,121 *3,324,121 *3,282,752 *3,282,752 *3,282,752
 shares of
 5p each
- -----------------------------------------------------------------------------
Number of  66,482,411 66,482,411 66,482,411 65,655,051 65,655,051 65,655,051
 shares
- -----------------------------------------------------------------------------
*Denotes Pounds

The preference shares are redeemable at the issue price of 100p per share no later than 21 July 2008 if they have not been converted into ordinary shares of the Company. Such conversion can take place, at the option of the holder of the preference shares, on 31 January each year from 1991 to 2003 inclusive at the conversion price of 178.5p per ordinary share of the Company. Full conversion at this price would result in the issue of 36,781,541 new ordinary shares of the Company. If a successful offer is made to acquire the issued share capital of the Company before 31 January 2003 holders of the preference shares are entitled to convert their holding into ordinary shares of the Company immediately at the conversion price of 178.5p. Attwoods (Finance) NV are entitled, between 31 January 1991 and 31 January 2003, to require preference shareholders to convert into ordinary shares of the Company at the prevailing conversion price if the average middle market quotation of Attwoods plc ordinary shares, during any period of 60 dealing days, is more than two hundred per cent of the prevailing conversion price, or if seventy-five per cent or more of the preference shares have been converted or redeemed.

19  PROVISIONS FOR LIABILITIES AND CHARGES
- -----------------------------------------------------------------------------
                                            Group                     Company
                         31 July  31 July  31 July  31 July  31 July  31 July
                           1994     1993    1992     1994      1993     1992
                          Pounds   Pounds  Pounds    Pounds    Pounds  Pounds
                           '000     '000    '000      '000      '000    '000
- -----------------------------------------------------------------------------
Provision for loss on
disposal of business:

Opening balance           61,217        --      --      --      --      --

(Release of provision)/
  provision for loss on
  discontinued activity  (61,217)   61,217      --      --      --      --
- -----------------------------------------------------------------------------
Closing balance               --    61,217      --      --      --      --
- -----------------------------------------------------------------------------
Deferred Taxation:

Opening balance           15,124    15,446  16,285      21     257      54

Acquisition
 of subsidiaries              --        11      --      --      --      --

Transfer (to)/from
 profit and
 loss account             (5,138)   (3,764)  2,639     171  (1,038)    989

Advance corporation
 tax movements               775     1,714  (2,799)     --     802    (786)

Currency adjustment          (54)    1,717    (679)     --      --      --
- -----------------------------------------------------------------------------
Closing balance           10,707    15,124  15,446     192      21     257
- -----------------------------------------------------------------------------
                                            Group                     Company
                        31 July  31 July  31 July  31 July  31 July  31 July
                           1994     1993    1992     1994      1993     1992
Deferred taxation         Pounds   Pounds  Pounds    Pounds    Pounds  Pounds
   analysis               '000     '000    '000      '000      '000    '000
- -----------------------------------------------------------------------------
The balance is made up
as follows:

Accelerated capital       24,362    27,937   20,919      --       --      --
 allowances

Other timing differences   2,947     3,632    6,652     192       21   1,059

Advance corporation tax   (3,537)   (4,068)  (5,878)     --       --    (802)

Losses carried forward   (13,065)  (12,377)  (6,247)     --       --      --
- ----------------------------------------------------------------------------
                          10,707    15,124   15,446     192       21     257
- ----------------------------------------------------------------------------
The potential liability
is made up as follows:

Accelerated capital       24,847    29,120   21,426      --       --      --
 allowances

Other timing differences   2,950     3,750    6,770     192       21   1,059

Chargeable gain on dis-      409       511      624      --       --      --
 posal of properties at
 their net book value

Advance corporation tax   (3,537)   (4,068)  (5,878)     --       --    (802)

Losses carried forward   (17,125)  (12,377)  (6,247)     --       --      --
- ---------------------------------------------------------------------------
                           7,544    16,936   16,695     192       21     257
- ----------------------------------------------------------------------------

20  CALLED UP SHARE CAPITAL
- ----------------------------------------------------------------------------
                              Authorised              Allotted and fully paid
- ----------------------------------------------------------------------------
         31 July     31 July    31 July     31 July     31 July      31 July
          1994        1993        1992        1994        1993        1992
- -----------------------------------------------------------------------------
Ordinary *19,000,000*19,000,000*19,000,000*14,147,537 *14,102,550 *14,065,668
 shares of
 5p each
- -----------------------------------------------------------------------------
*Denotes Pounds

The changes in the issued share capital and share premium account of Attwoods plc since 31 July 1991 are summarised below:
- ----------------------------------------------------------------------------
                                                  Allotted and
                                                   fully paid
                                                 ordinary shares     Share
                                                   of 5p each       premium
- ----------------------------------------------------------------------------
                                         Number        Pounds         Pounds
- ----------------------------------------------------------------------------
At 1 August 1991                       192,116,542    9,605,827   84,752,843

Issue of shares in August 1991 at          895,250       44,763    1,810,196
 207.2p per share in consideration
 for the acquisition of Ventre Inc.

Issue of shares in September 1991 at       396,040       19,802      780,198
 202.0p per share in consideration
 for the acquisition of land at
 Cranford

Issue of shares in November 1991 at      4,810,504      240,525    5,247,298
 114.08p per share in consideration
 for the acquisition of
 Enviro-Solutions Inc.

Nine for twenty-five rights issue       82,917,694    4,145,885   78,771,809
 in December 1991 at 100.0p per share

Issue of shares in February 1992 at        137,307        6,865      266,705
 178.5p in respect of preference share
 conversions

Shares allotted between 22 April 1992       40,016        2,001       32,882
 and 4 June 1992 at prices between
 51.565p and 96.238p per share upon
 the exercise of options for shares

Issue expenses                                  --           --   (2,780,325)
- ----------------------------------------------------------------------------
At 31 July 1992                        281,313,353   14,065,668  168,881,606
- ----------------------------------------------------------------------------
Issue of shares in September 1992 at       680,273       34,014      764,627
 117.4p per share to satisfy deferred
 purchase consideration for the
 acquisition of land at Cranford

Shares allotted between 5 March 1993 and    57,367        2,868       53,171
 5 May 1993 at prices between 96.238p
 and 117p per share upon the exercise
 of options for shares

Issue expenses                                 --            --       (9,845)
- ----------------------------------------------------------------------------
At 31 July 1993                        282,050,993   14,102,550  169,689,559
- ----------------------------------------------------------------------------
Issue of shares in September 1993 at       616,333      30,817       769,184
 129.8p per share to satisfy deferred
 purchase consideration for the
 acquisition of land at Cranford

Shares allotted between 12 January         283,408      14,170       223,473
 1994 and 28 June 1994 at prices
 between 51.565p and 117p per share
 upon the exercise of options for
 shares

Issue expenses                                  --          --        (1,440)
- ----------------------------------------------------------------------------
At 31 July 1994                        282,950,734  14,147,537   170,680,776
- ----------------------------------------------------------------------------

The Company has two share option plans: the Attwoods plc 1985 Share Option Plan and the Attwoods plc 1991 Overseas Employees Share Option Plan. Both plans permit the Board of Directors to offer share options to substantially all employees under the plans at not less than the greater of the nominal value of an ordinary share and the market value of an ordinary share on the date of grant. The options are exercisable during the three to ten year period following the date of grant in respect of the 1985 plan and during a three to seven year period following the date of grant in respect of the 1991 plan. Changes in options outstanding are as follows:

                                                               Share options
                                            ---------------------------------
1985 Plan                                       1994       1993       1992
- ----------------------------------------------------------------------------
Opening balance                              8,489,444  8,210,575  6,079,316

Granted                                        889,500    587,500  2,031,000

Exercised                                     (283,408)   (57,367)   (40,016)

Lapsed                                      (1,165,132)  (251,264)  (165,599)

Adjustment for rights issue                         --         --    305,874
- ----------------------------------------------------------------------------
Closing balance                              7,930,404  8,489,444  8,210,575
- ----------------------------------------------------------------------------
1991 Plan                                       1994       1993       1992
- ----------------------------------------------------------------------------
Opening balance                              1,339,000  1,185,000         --

Granted                                        278,500    154,000  1,185,000

Exercised                                           --         --         --

Lapsed                                        (127,500)        --         --
- ----------------------------------------------------------------------------
Closing balance                              1,490,000  1,339,000  1,185,000
- ---------------------------------------------------------------------------
The share options outstanding at 31 July 1994, by option price, are as follows:
                                                   Option   Year    Year
                                        Number      price     of     of
1985 Plan                              of shares  per share issue expiration
- ----------------------------------------------------------------------------
                                          19,984   51.565p   1985   1995
                                         121,210   91.723p   1986   1996
                                         579,264   96.238p   1987   1997
                                         695,494  135.684p   1988   1998
                                       1,714,549  197.087p   1989   1999
                                       1,665,403  186.774p   1990   2000
                                       1,719,000  117.000p   1992   2002
                                         526,000  138.000p   1992   2002
                                         889,500  112.000p   1994   2004
- ----------------------------------------------------------------------------
                                       7,930,404
- ----------------------------------------------------------------------------
1991 Plan
- ----------------------------------------------------------------------------
                                       1,085,000  117.000p   1992   1999
                                         126,500  138.000p   1992   1999
                                         278,500  112.000p   1994   2001
- ----------------------------------------------------------------------------
                                       1,490,000
- ---------------------------------------------------------------------------

21  CAPITAL AND RESERVES - GROUP
- -----------------------------------------------------------------------------
                                                   Undistri-  Distri-
                                                   butable    butable
- ------------------------------------------------------------  -------- ------
                                                                       Total
                               Share  Revalu-       Goodwill  Profit  capital
                       Share  premium  ation  Other  written and loss   and
                      capital account reserve reserve  off   account reserves
                       Pounds  Pounds Pounds  Pounds  Pounds  Pounds  Pounds
                        '000    '000   '000   '000    '000     '000    '000
- ------------------------------------------------------------- ------ -------
At 1 August 1991        9,606  84,753 2,449 115,231 (192,581) 49,839  69,297

Retained profit            --      --    --      --       --   3,177   3,177
 for the year

Transfer of                --      --   (85)     --       --      85      --
 amortisation of
 revalued properties

Shares issued in        4,453  83,862    --      --       --      --  88,315
 the year (note 20)

Conversion of               7     266    --      --       --      --     273
 preference shares
 (note 20)

Write off of goodwill      --      --    --      --  (14,287)     -- (14,287)
 arising on
 acquisitions

Foreign currency           --      --    --      --       -- (11,489)(11,489)
 translation
 adjustments
- ------------------------------------------------------------- ------ --------
At 31 July 1992        14,066 168,881 2,364 115,231 (206,868) 41,612 135,286
- ------------------------------------------------------------- ------ --------
Retained loss for          --      --    --      --       -- (85,312)(85,312)
 the year

Transfer of                --      --  (115)     --       --     115      --
 amortisation
 of revalued
 properties

Shares issued in           37     808    --      --       --      --     845
 the year (note 20)

Write off of goodwill      --      --    --      --   (2,065)     --  (2,065)
 arising on
 acquisitions

Goodwill written           --      --    --      --   29,809      --  29,809
 back on disposal
 of business

Transfer of merger         --      --    -- (22,472)      --  22,472      --
 relief relating to
 business disposed of

Foreign currency           --      --    --      --       --  29,728  29,728
 translation
 adjustments
- ------------------------------------------------------------- ------ -------
At 31 July 1993        14,103 169,689 2,249  92,759 (179,124)  8,615 108,291
- ------------------------------------------------------------- ------ -------
Retained loss for          --      --    --      --       --  (8,741) (8,741)
 the year

Transfer of                --      --  (136)     --       --     136      --
 amortisation
 of revalued
 properties

Shares issued in           45     992    --      --       --      --   1,037
 the year (note 20)

Write off of goodwill      --      --    --      --   (2,858)     --  (2,858)
 arising on
 acquisitions

Foreign currency           --      --    --      --       --  (2,465) (2,465)
 translation
 adjustments
- ------------------------------------------------------------- ------ --------
At 31 July 1994        14,148 170,681 2,113  92,759 (181,982) (2,455) 95,264
- ------------------------------------------------------------- ------ -------

21  CAPITAL AND RESERVES - COMPANY
- -----------------------------------------------------------------------------
                                                              Distri-
                                              Undistributable butable
- ------------------------------------------------------------- ------- -------
                                                                       Total
                                                                       capi-
                                                              Profit   tal
                                            Share             and      and
                                    Share  premium   Other    loss     re-
                                   capital account  reserve   account  serves
                                    Pounds  Pounds   Pounds   Pounds   Pounds
                                     '000     '000    '000     '000    '000
- -----------------------------------------------------------  ------- --------
At 1 August 1991                     9,606   84,753  70,074    6,125 170,558

Share issues in the year             4,453   83,862      --       --  88,315
 (note 20)

Conversion of preference shares          7      266      --       --     273
 (note 20)

Retained profit for the year            --       --      --   22,113  22,113
- -----------------------------------------------------------  ------- -------
At 31 July 1992                     14,066  168,881  70,074   28,238 281,259
- -----------------------------------------------------------  ------- -------
Share issues in the
year (note 20)                          37      808      --       --     845

Retained profit for the year            --       --      --   17,317  17,317
- -----------------------------------------------------------  ------- -------
At 31 July 1993                     14,103  169,689  70,074   45,555 299,421
- -----------------------------------------------------------  ------- -------
Share issues in the
  year (note 20)                        45      992      --      --    1,037

Retained loss for the year              --       --      --  (4,609)  (4,609)
- -----------------------------------------------------------  ------- --------
At 31 July 1994                     14,148  170,681  70,074  40,946  295,849
- -----------------------------------------------------------  ------- --------

22   RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
     ACTIVITIES
- ----------------------------------------------------------------------------
                                                   31 July  31 July  31 July
                                                      1994     1993     1992
                                                    Pounds   Pounds   Pounds
                                                     '000     '000     '000
- -----------------------------------------------------------------------------
Operating profit                                     18,980  29,358   31,234

Release of provision against discontinued            (3,110)     --       --
 activities' operating loss

Other (expense)/income                                 (801)  8,360      563

Exchange gains on short term monetary items not        (597) (4,362)     (78)
 yet realised in cash

Depreciation of tangible assets                      36,498  32,265   25,049

Amortisation of associated undertakings' premiums       307     293      287

Increase in stocks                                     (613) (8,564) (12,268)

Increase in debtors                                     (15) (6,158)  (4,186)

Increase/(decrease) in creditors                      2,483   4,726     (531)
- -----------------------------------------------------------------------------
Net cash inflow from operating activities             53,132 55,918   40,070
- -----------------------------------------------------------------------------

23  ACQUISITIONS AND DISPOSALS
- --------------------------------------------------------------------------
There were no material acquisitions during the course of the year.

The businesses of the subsidiary undertakings acquired in the year were combined with those of existing group companies shortly after acquisition. Because of the small size of individual acquisitions, post acquisition cashflows relating to the acquired businesses have not been analysed in these accounts.

On 29 October 1993, the Group disposed of its interest in Mindis Consolidated Corporation, the Group's recyclables processing and marketing division.

Summary of effect of disposal of subsidiary company during the year:
                                                                      Pounds
                                                                      '000
- ----------------------------------------------------------------------------
Net assets and liabilities disposed of

Tangible assets and investments                                       29,833

Stocks                                                                62,042

Debtors                                                                8,865

Creditors                                                             (7,547)

Taxation                                                              (1,466)

Debt                                                                  (9,472)
- -----------------------------------------------------------------------------
                                                                      82,255
Goodwill write off in 1993                                            29,809
- -----------------------------------------------------------------------------
                                                                     112,064
Proceeds on disposal                                                 (26,606)
- ----------------------------------------------------------------------------
Loss on sale of business                                              85,458
- ----------------------------------------------------------------------------
In the period up until the date of disposal, Mindis Consolidated Corporation contributed the following amounts to the Group's cashflows (excluding the disposal proceeds):
                                                                      Pounds
                                                                       '000
- -----------------------------------------------------------------------------
Net cash outflow from operating activities                              (243)

Net cash outflow from returns on investments and servicing              (597)
 of finance

Taxation                                                                 --

Net cash outflow from investing activities                              (162)

Net cash outflow from financing                                         (657)
- -----------------------------------------------------------------------------
Decrease in cash equivalents                                          (1,659)
- ----------------------------------------------------------------------------

24   ANALYSIS OF CHANGES IN ORDINARY SHARE CAPITAL
- -----------------------------------------------------------------------------
Ordinary share capital (including premium)
                                                             31 July  31 July
                                                              1994      1993
                                                             Pounds    Pounds
                                                              '000       '000
- -----------------------------------------------------------------------------
Opening balance                                            183,792   182,947

Shares issued to satisfy deferred consideration                800       799

Net cash inflows from shares issued for cash                   237        46
- -----------------------------------------------------------------------------
Closing balance                                            184,829   183,792
- ----------------------------------------------------------------------------

25 ANALYSIS OF CHANGES IN FINANCING
- -----------------------------------------------------------------------------
                                               Deferred
                               Bank     Other  Consider-  Finance
                              loans     loans     ation    leases     Total
                              Pounds   Pounds   Pounds     Pounds    Pounds
                               '000     '000     '000       '000      '000
- ----------------------------------------------------------------------------
At 1 August 1992             80,075     8,157     5,624    13,635   107,491

Loans acquired                  346       ---       ---        26       372

New loans                    30,600       182       129       ---    30,911

New finance leases              ---       ---       ---       370       370

Repayments                  (15,959)   (2,489)   (1,916)   (3,154)  (23,518)

Shares issued                   ---       ---      (799)      ---      (799)

Exchange                     17,120     2,262       805     1,357    21,544
- ---------------------------------------------------------------------------
At 31 July 1993             112,182     8,112     3,843    12,234   136,371
- ---------------------------------------------------------------------------
New loans                    33,088       129        65       ---    33,282

New finance leases              ---       ---       ---       552       552

Repayments                  (53,550)   (1,460)   (1,208)   (2,670)  (58,888)

Disposed of with             (2,799)   (4,624)      ---    (1,361)   (8,784)
 subsidiary


Shares issued                   ---       ---      (800)      ---      (800)

Exchange                        732       (97)      (54)      450     1,031
- ---------------------------------------------------------------------------
At 31 July 1994              89,653     2,060     1,846     9,205   102,764
- ---------------------------------------------------------------------------
Non cash transactions

During the year ended 31 July 1994, deferred purchase consideration for the acquisition of land at Cranford was paid by the issue of ordinary shares, with a value of 800,001 Pounds.

In addition the value of plant and equipment purchased under finance leases during the year amounted to 552,000 Pounds.

26 ANALYSIS OF CHANGES IN ATTWOODS (FINANCE) NV GUARANTEED REDEEMABLE
   CONVERTIBLE PREFERENCE SHARES
- ---------------------------------------------------------------------------
                                              31 July     31 July    31 July
                                                1994        1993       1992
                                               Pounds      Pounds     Pounds
                                                '000        '000       '000
- ----------------------------------------------------------------------------
Opening balance                                72,578     73,040     73,743

Preference share interest charge                5,097      5,119      5,162

Preference dividends paid                      (5,571)    (5,581)    (5,592)

Conversion of preference shares                   ---        ---       (273)
- ----------------------------------------------------------------------------
Closing balance                                72,104     72,578     73,040
- ----------------------------------------------------------------------------


27 ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS DURING THE YEAR
- ----------------------------------------------------------------------------
                                               Cash    Overdrafts     Total
                                              Pounds     Pounds      Pounds
                                               '000       '000        '000
- ----------------------------------------------------------------------------
At 1 August 1992                               33,636     (1,458)    32,178

Movement                                      (25,431)     1,049    (24,382)

Exchange                                        4,107       (343)     3,764
- ----------------------------------------------------------------------------
At 31 July 1993                                12,312       (752)    11,560
- ----------------------------------------------------------------------------
Movement                                       (9,056)      (110)    (9,166)

Disposed of with subsidiary                       ---        688        688

Exchange                                         (346)        (2)      (348)
- ----------------------------------------------------------------------------
At 31 July 1994                                 2,910       (176)     2,734
- ----------------------------------------------------------------------------


28 COMMITMENTS
- ----------------------------------------------------------------------------
                                              31 July    31 July    31 July
                                                 1994       1993       1992
                                               Pounds     Pounds     Pounds
                                                '000       '000       '000
- -------------------------------------------------------------------------
(a) Capital commitments

Contracted for but not provided                 5,061      3,048      3,200
in the Group accounts
- ----------------------------------------------------------------------------

(b) Operating leases

At 31 July 1994 the Group had total
commitments under non-cancellable
operating leases as set out below:
- ----------------------------------------------------------------------------
                                                                      Pounds
                                                                      '000
- ----------------------------------------------------------------------------
Falling due in:

One year                                                              1,803

One to two years                                                      1,752

Two to three years                                                    1,744

Three to four years                                                   1,595

Four to five years                                                    1,308

After five years                                                      3,653
- ----------------------------------------------------------------------------
                                                                     11,855
- ----------------------------------------------------------------------------
An analysis of operating lease rentals        Land and
payable within the next year is set out       buildings     Other    Total
below:                                        Pounds        Pounds   Pounds
                                              '000          '000      '000
- -----------------------------------------------------------------------------
On leases expiring within one year                  71        ---        71

On leases expiring in one to two years              33        ---        33

On leases expiring in two to three years            15        ---        15

On leases expiring in three to four years          141         92       233

On leases expiring in four to five years            31        717       748

On leases expiring after five years                670         33       703
- ----------------------------------------------------------------------------
                                                   961        842     1,803
- ----------------------------------------------------------------------------


29 CONTINGENT LIABILITIES AND LEGAL MATTERS
- ----------------------------------------------------------------------------
Attwoods plc

The Company has guaranteed the payment of all dividends and redemption monies payable on the preference shares of Attwoods (Finance) NV. At 31 July 1994 the maximum liability which could arise under this guarantee amounted to 73,862,898 Pounds (1993 - 72,217,745 Pounds, 1992 - 70,727,570
Pounds). The Company had guaranteed loans and other borrowings of Group companies at 31 July 1994 amounting to 89,601,648 Pounds (1993 - 109,428,186
Pounds, 1992 -  62,492,498 Pounds).

Attwoods plc and subsidiaries

In the ordinary course of conducting its business, the Company and its subsidiaries are involved in lawsuits, administrative proceedings and governmental investigations, including environmental matters or proceedings. Some of these proceedings could result in fines, penalties, loss or non-renewal of operating licences or judgements against the Company which, from time to time, could have an impact on earnings for a particular financial period. For example, one of the Company's subsidiaries is (together with other numerous defendants) engaged in a civil and governmental action in the US as transporter of hazardous substances to, and owner-operator (by succession) of, a Superfund site and has received an order from the US Environmental Protection Agency to implement certain remedial action at the site. The Company believes that it has various legal defences, possible insurance cover and indemnification rights provided in connection with certain acquisitions to help mitigate the effect of potential liabilities which might arise from such matters. The Company believes that such matters will not have a material adverse effect on the Group.

By a letter dated 4 October 1994, the Company was notified by the purchaser of Mindis of a dispute arising from the sale agreement dated 12 October 1993. The sale of Mindis was a management-led buyout transaction. This notice disputed the value of inventories and claimed the misstatement of certain assets and liabilities and sought damages in the amount of US$78 million or rescission of the sale. The Company believes the notice has been deliberately timed. The sale agreement contains no relevant warranties and the Company believes the purchaser has no evidence that would substantiate its allegations. The Company, having received legal advice, is of the view that the claim will not result in any material liability.

The dispute has been notified to the participants in the Company's US$165 million Revolving Credit Facility ("RCF"). The required majority of participants has confirmed, on behalf of all participants, that the current circumstances do not constitute a default under the terms of the RCF. The dispute does not affect the Company's arrangements with its other banks.

Save and subject as mentioned above, the Directors do not believe that there are any proceedings known to the Company that will result in a material adverse effect on its financial position.


30 POST BALANCE SHEET EVENT
- ---------------------------------------------------------------------------
This is set out in the Extract of the Report of the Directors. No provision for defence costs in respect of this matter has been made in these financial statements.


31 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY
   ACCEPTED ACCOUNTING PRINCIPLES
- ---------------------------------------------------------------------------
These consolidated financial statements have been prepared in accordance with UK Generally Accepted Accounting Principles (UK GAAP), which differs in certain significant respects from US Generally Accepted Accounting Principles (US GAAP). A description of the relevant accounting principles which differ materially is given below.

Sale of Mindis

There are a number of differences between UK and US GAAP when accounting for the sale of Mindis.

(i) Income Statement
Under UK GAAP Mindis has been treated as a discontinued operation; under US GAAP it would not be treated as a discontinued operation because it did not represent a separate segment under US GAAP.

Under UK GAAP the loss on disposal of Mindis is calculated by comparing the proceeds of the sale and the net assets of Mindis at the date of disposal, translated at the rate of exchange prevailing, at the relevant date. Under US GAAP all exchange differences which have arisen during the period of ownership of Mindis and which have been taken directly to reserves are, on disposal, reflected in the income statement.

(ii) Balance Sheet
Under UK GAAP the assets and liabilities of Mindis were consolidated in the normal way last year and, in the absence of evidence which suggests that specific assets were overstated a provision was carried for the loss arising. Under US GAAP Mindis was categorised as a subsidiary under temporary control and, as such, it was included in the 1993 financial statements within current assets using the equity method of accounting but reducing the carrying amount to its realisable value.

Goodwill and Intangible assets

US GAAP requires that goodwill and intangible assets be amortised over their estimated useful lives, which must not exceed 40 years. In these financial statements goodwill and other intangible assets (which are principally comprised of the value of acquired customer contracts and which are considered to be equivalent to goodwill in the UK) are written off directly to reserves in the year in which they arise, as permitted under UK GAAP. For the purposes of the reconciliation, goodwill is capitalised and amortised over its estimated useful life. In the majority of cases this is 40 years. Other intangible assets are amortised over their economic lives which range from 3 to 20 years.

Premiums arising on the acquisitions of investments in associated companies are already capitalised and amortised in the financial statements.

Consolidation of Vesta

The Company owns 40% of the share capital of Vesta Technology Limited (Vesta). Under UK GAAP, Vesta is treated as an associated company and is included in the financial statements under the equity method. Under US GAAP, by reason of the loan made to Vesta, it is treated as a subsidiary and is therefore consolidated.

Acquisition costs and development costs

Under US GAAP, certain costs associated with the acquisition of subsidiaries cannot be included in the total cost of acquisition but must be expensed through the profit and loss account in the period.

Similarly US GAAP requires that certain development costs be expensed through the profit and loss account in the period they arise. In the financial statements these costs have been capitalised and are being amortised over the periods in which the benefits associated with these costs will be received.

Deferred income taxes

The Company accounts for deferred taxes using the liability method.
Provision is made for all timing differences (between the taxation treatment and accounting treatment of items of income and expenditure) except for those where the Directors consider that no liability will arise in the foreseeable future.

The US Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", provides for the use of the liability method but requires that provisions be made for all temporary differences.

For the purposes of the reconciliation, the deferred tax amounts included represent amounts which would be provided if the Company made full provision for all temporary differences.

Business combinations

The treatment of certain subsidiaries acquired in 1982, 1983 and 1986 has also been adjusted in the reconciliation due to differences in the treatment between UK and US accounting practices in determining whether or not the "pooling of interests" method is applicable and in dealing with any excess of net assets acquired over cost. Under US GAAP the conditions for using the "pooling of interests" method were, during those periods, more restricted than under UK GAAP and an acquisition made by the Group which was treated as a pooling of interest under UK GAAP has, under US GAAP, been accounted for using the purchase method, including the restatement of assets and liabilities at their fair values. In 1992 certain of the affected assets were sold giving rise to differences in the reported profits which arose from their disposal. This difference has been reported in note 32 as "disposal of revalued assets".

The income credit arising from other differences in accounting for business combinations is reflected in the "other" category of the reconciliation in note 32.

Revaluation of property

US GAAP requires the strict application of the historical cost concept and does not allow the periodic revaluation of tangible fixed assets which is carried out under UK accounting practice. The Company depreciates its property on the basis of the revalued amounts. The profit or loss on the disposal of revalued fixed assets is calculated net of revaluation surplus. The reconciliation takes account of the reduced depreciation charge as part of the "Other" category in note 32 and greater profits on sale that arise using US GAAP.

Share options - tax benefits

Under US GAAP, the tax benefit which arises when options over ordinary shares of Attwoods are exercised by US employees is credited to share premium account. The Company has recognised this benefit as a reduction in the tax expense for the year which is included in the "Other" category in note 32.

Weighted average number of shares

Under US GAAP, the weighted average number of shares for primary earnings per share should include common stock equivalents including convertible shares (in certain circumstances) as calculated using the If Converted Method, share options as calculated under the Treasury Stock Method and shares issued after the year-end to satisfy deferred consideration arising based on the results of the year. The Company excludes convertible shares, share options and shares issued after the year-end to satisfy deferred consideration when computing the weighted average number of shares for basic earnings per share as calculated on a UK GAAP basis. Fully diluted earnings per share have not been presented as they do not vary materially from basic earnings per share.

Dividends

Under UK GAAP, final ordinary dividends are provided for in the year in respect of which they are proposed. Under US GAAP, dividends are provided when declared by the Directors.

Currency translation

The adjustments arising from the translation of the financial statements of autonomous foreign subsidiary companies are required, under US GAAP, to be accumulated as a separate component of shareholders' equity. The Company's policy is to take such differences to revenue reserves, referred to in the US as retained earnings.

Fair value of financial instruments

US GAAP requires the disclosure of the fair market value of all financial instruments for which it is practicable to estimate that value.

The fair market values of cash and cash equivalents, trade and non trade receivables, payables and loan finance are not materially different from their carrying values.

It is not practicable to estimate the fair market value of investments in associated companies. The total carrying value of these, on a US GAAP basis, including loans, is 27,766,000 Pounds (1993 - 21,575,000 Pounds). The Group's share of net assets of the associated companies, on a US GAAP basis, treating loans to associates as equity is 16,207,000 Pounds (1993 - 12,779,000 Pounds).

The only other material financial instruments are the guaranteed redeemable convertible preference shares. The carrying and fair market value of these are given below:
- ----------------------------------------------------------------------------
                                      31 July 1994            31 July 1993
                                              Fair                    Fair
                            Carrying        market  Carrying        market
                               value         value     value         value
                              Pounds        Pounds    Pounds        Pounds
                               '000          '000      '000          '000
- ----------------------------------------------------------------------------
Guaranteed redeemable         72,104        60,655    72,578        56,135
convertible preference
shares
- ----------------------------------------------------------------------------

Cash Flow Statements

The cash flow statement included in the consolidated financial statements has been prepared in conformity with the UK Financial Reporting Standard Number
1. The principal differences between this statement and cash flows presented in accordance with US Statement of Financial Accounting Standards number 95, "Cash Flow Statements", are as follows:

1. Under the UK standard, net cash flow from operating activities is determined before considering cash flows from returns on investments and servicing of finance and taxation. Under the US standard, net cash flows from operating activities are determined after these items.

2. Under the UK standard, dividends are included in returns on investments and servicing of finance while under the US standard they are included in financing activities.

3. Under the UK standard, overdrafts are classified within the heading of cash and cash equivalents. Under the US standard, overdraft facilities forming part of a current account banking relationship are considered to be part of the Group's financing activities.


32 ADJUSTMENTS TO NET INCOME REQUIRED BY US GAAP
- ----------------------------------------------------------------------------
The following is a summary of material adjustments to net income which would be required if accounting principles generally accepted in the US had been applied.
- ----------------------------------------------------------------------------
                                               31 July    31 July   31 July
                                                 1994       1993      1992
                                                Pounds     Pounds    Pounds
                                                 '000       '000      '000
- ----------------------------------------------------------------------------
Reconciliation of Income attributable to
ordinary shareholders and computation of
earnings per share on a US GAAP basis
- ----------------------------------------------------------------------------
Income attributable to ordinary share-           5,426    (71,188)    17,284
holders (UK GAAP basis) Adjustments to
US GAAP

Sale of business                                   ---     14,065        ---

Amortisation of intangible assets               (9,960)    (9,180)    (8,108)

Consolidation of Vesta Technology Ltd           (2,674)    (2,005)      (652)

Internal acquisition costs and                     853       (886)        82
development costs, net of amortisation

Disposal of revalued assets                        ---        ---     (1,300)

Other                                              201      1,101       (445)

Deferred income taxes - arising from               815       (293)      (246)
full provision

Deferred income taxes - arising on              (1,766)       125       (534)
US GAAP adjustments
- ----------------------------------------------------------------------------
Income attributable to ordinary                 (7,105)   (68,261)     6,081
shareholders as adjusted to conform
with US GAAP
- ----------------------------------------------------------------------------
Weighted average number of shares
outstanding on a UK GAAP basis                 282,708    281,907    252,553

Common stock equivalents                           ---        383        665
- ----------------------------------------------------------------------------
Weighted average number of shares
outstanding on a US GAAP basis                 282,708    282,290    253,218
- ----------------------------------------------------------------------------
(Loss)/earnings per ordinary share
on a US GAAP basis (pence)                       (2.51)    (24.18)      2.40
- ----------------------------------------------------------------------------


33 ADJUSTMENTS TO SHAREHOLDERS' FUNDS REQUIRED BY US GAAP
- ----------------------------------------------------------------------------
The following is a summary of material adjustments to shareholders' funds which would be required if accounting principles generally accepted in the US had been applied.
- ----------------------------------------------------------------------------
                                               31 July    31 July    31 July
                                                  1994       1993       1992
                                                Pounds     Pounds     Pounds
                                                 '000       '000       '000
- ----------------------------------------------------------------------------
Shareholders' funds (UK GAAP basis)             95,264    108,291    135,286
before minority interest

Adjustments to US GAAP

  Intangible assets (net of                    155,508    165,194    168,365
    accumulated amortisation of
    50,536,000 Pounds, 41,483,000
    Pounds and 28,295,000 Pounds)

  Internal acquisition costs and               (4,548)    (5,385)    (3,788)
    development costs

  Consolidation of Vesta Technology Ltd        (7,559)    (5,115)    (2,940)


  Business combinations                        (1,800)    (1,864)    (1,928)

  Revaluations                                 (2,113)    (2,249)    (2,364)

  Proposed final dividend                       9,196      9,167      9,142

  Other                                           ---        ---     (1,100)

  Deferred income taxes - arising                (486)    (1,301)    (1,050)
   from full provision

  Deferred income taxes - arising              (5,484)    (3,076)    (1,796)
    on US GAAP adjustments
- -----------------------------------------------------------------------------
Shareholders' funds in accordance             237,978    263,662    297,827
  with US GAAP
- ----------------------------------------------------------------------------


34 SUMMARISED BALANCE SHEET (US GAAP BASIS)
- ----------------------------------------------------------------------------
The following is a summary of the consolidated balance sheet prepared in accordance with accounting principles generally accepted in the US.
- ----------------------------------------------------------------------------
                                               31 July    31 July    31 July
                                                  1994       1993       1992
                                                Pounds     Pounds     Pounds
                                                 '000       '000       '000
- ----------------------------------------------------------------------------
Assets

Current assets

  Subsidiary under temporary control               ---      9,174        ---
  (Mindis)

Other current assets                            75,031     81,234    130,920

Intangible assets - customer                    97,522    107,272     89,750
contracts

Goodwill                                        58,721     58,972     79,317

Investment in associated undertakings           25,004     21,493     21,523

Property and equipment                         235,451    249,506    227,969

Other assets                                     3,814      4,622      7,658
- ----------------------------------------------------------------------------
Total assets                                   495,543    532,273    557,137
- ----------------------------------------------------------------------------
Liabilities and shareholders' funds

Current liabilities                             73,042     71,179     79,397

Liabilities after more than one year            94,848    104,417     88,179

Deferred taxation                               16,680     19,501     18,093

Guaranteed redeemable convertible
 preference shares                              72,104     72,578     72,744

Minority interest                                  891        936        897

Shareholders' funds                            237,978    263,662    297,827
- ----------------------------------------------------------------------------
Total liabilities and shareholders' funds      495,543    532,273    557,137
- ----------------------------------------------------------------------------


35 TOTAL ASSETS ANALYSED BY GEOGRAPHICAL REGION (US GAAP BASIS)
- ----------------------------------------------------------------------------
                                               31 July    31 July    31 July
                                                  1994       1993       1992
                                                Pounds     Pounds     Pounds
                                                 '000       '000       '000
- ----------------------------------------------------------------------------
United States                                  254,350    282,229    315,328

Mainland Europe                                 96,982    106,555     98,479

United Kingdom                                 119,203    113,872    114,196

Emerging Markets                                 2,570        804       ---

Corporate                                       22,438     28,813     29,134
- ----------------------------------------------------------------------------
Total assets                                   495,543    532,273    557,137
- ----------------------------------------------------------------------------

Five Year Financial Record


                               1994      1993      1992      1991      1990
                              Pounds   Pounds    Pounds     Pounds    Pounds
                               '000     '000      '000       '000      '000
- ----------------------------------------------------------------------------
Turnover                    383,244   409,965   340,863   288,450   232,356

Operating profit             18,980    29,358    31,234    37,597    33,596

Profit/(loss) before         18,069   (52,250)   32,693    40,221    33,926
 interest

Guaranteed redeemable        (5,097)   (5,119)   (5,162)   (5,180)   (4,874)
preference share interest

Other net interest           (3,495)   (4,844)   (2,433)   (2,184)   (5,408)

Profit/(loss) before tax      9,477   (62,213)   25,098    32,857    23,644
- ----------------------------------------------------------------------------

Shareholders' funds - gross 277,246   287,415   342,154   261,878   216,338

Goodwill written off       (181,982) (179,124) (206,868) (192,581) (150,119)

Shareholders' funds - net    95,264   108,291   135,286    69,297    66,219
- ----------------------------------------------------------------------------

Gross borrowings            102,940   137,123   108,949   136,194    43,361
 (excluding guaranteed
 redeemable convertible
 preference shares)

Net borrowings              100,030   124,811    75,313   129,725    33,942
 (excluding guaranteed
  redeemable convertible
  preference shares)

Net interest cover - times      5.2       8.0*     13.4     18.4       6.3
 (excluding guaranteed
 redeemable convertible
 preference shares)

Gearing (%) -
  Net borrowings              105.0     115.3      55.7    187.2      51.3
  v shareholders'
  funds - net

  Net borrowings               36.1      43.4      22.0     49.5      15.7
  v shareholders'
  funds - gross
- ----------------------------------------------------------------------------
Earnings per ordinary         1.92p     (25.25)p    6.84p   12.28p    12.18p
 share

Dividends per ordinary        5.00p       5.00p     5.00p    5.00p     4.75p
 share
- ----------------------------------------------------------------------------
*The 1993 net interest cover is calculated before taking into account the provision for loss on sale of business.
- -----------------------------------------------------------------------------


(b)  Pro Forma Financial Statements.

     To be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date of this filing.

(c)  Exhibits.

     23.1 Consent of Binder Hamlyn.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BROWNING-FERRIS INDUSTRIES, INC.
                                            (Registrant)

                                     /s/ Jeffrey E. Curtiss
Date: February 7, 1995             ________________________________
                                         Jeffrey E. Curtiss
                                       Senior Vice President
                                    and Chief Financing Officer